UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

Filed by the Registrant ☒       Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a -6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12
SAVARA INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

April 24, 2026

Dear Fellow Stockholder,

On behalf of the Board of Directors, it is my pleasure to invite you to attend the Savara Inc. 2026 Annual Meeting of Stockholders, to be held on June 4, 2026 at 3:00 p.m. Eastern Time via live webcast at www.virtualshareholdermeeting.com/SVRA2026. The attached Notice of Annual Meeting and Proxy Statement contains important information about the meeting and matters for your consideration. Your vote is important, and regardless of whether you plan to attend the meeting, I encourage you to review the material carefully and submit your proxy.

We are at a pivotal time as we work to bring our investigational therapy, molgramostim inhalation solution (MOLBREEVI*), to market to address the significant unmet need in autoimmune pulmonary alveolar proteinosis (autoimmune PAP), a rare and debilitating lung disease. Marketing applications for MOLBREEVI for the treatment of autoimmune PAP are currently under review by regulatory authorities in the U.S., EU, and UK. The U.S. Food & Drug Administration (FDA) is reviewing the MOLBREEVI Biologics License Application under Priority Review, with an Action Date of November 22, 2026. The MOLBREEVI Marketing Authorisation Application (MAA) is being reviewed in the EU with a decision expected in Q1 2027, and in the UK with a decision expected in Q4 2026. As we prepare for a potential commercial launch of MOLBREEVI, we have taken steps to ensure we are on strong financial footing by completing a $149.5 million equity financing, entering into a $75 million royalty funding agreement with RTW to support the potential launch, and amending our debt facility to provide for up to $75 million in additional debt funding upon FDA approval.

Over the years, we have been guided by the unwavering purpose of dramatically improving the standard of care for people living with autoimmune PAP while creating long-term value for our stockholders. This purpose has not, and will not, change as we get closer to a potential approval in the U.S. and transition to a commercial company.

Thank you for your continued support.

Sincerely,

/s/ Matthew Pauls

Matthew Pauls

Chair of the Board of Directors & Chief Executive Officer

*MOLBREEVI is the FDA and EMA conditionally accepted trade name for molgramostim inhalation solution. It is not approved in any indication. MOLBREEVI is a trademark of Savara Inc.

SAVARA INC.

One Summit Square

1717 Langhorne Newtown Rd.

Suite 300

Langhorne, PA 19047

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on June 4, 2026

The 2026 Annual Meeting of Stockholders of Savara Inc. (the “Annual Meeting”) will be held virtually via live webcast at www.virtualshareholdermeeting.com/SVRA2026 on June 4, 2026 at 3:00 p.m. Eastern Time. The meeting is being held for the following purposes, as more fully described in the proxy statement accompanying this notice:

1. To elect six directors to hold office until the next annual meeting of stockholders and until their respective successors are elected and qualified or until their earlier resignation or removal;

2. To approve an amendment to our Certificate of Incorporation to increase the number of authorized shares of our common stock from 300,000,000 to 600,000,000;

3. To approve the amendment of the Savara Inc. 2024 Omnibus Incentive Plan to increase the number of shares of common stock authorized for issuance thereunder by 18,900,000;

4. To ratify the appointment of RSM US LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026;

5. To approve, on an advisory basis, the compensation of our named executives; and

6. To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

Only stockholders of record at the close of business on April 6, 2026 will be entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection by any stockholder for any purpose relating to the meeting during ordinary business hours at our corporate offices located at One Summit Square, 1717 Langhorne Newtown Rd., Suite 300, Langhorne, PA 19047 for ten days prior to the Annual Meeting, and will also be available for inspection at the Annual Meeting.

Your vote is important. Whether or not you plan to attend the Annual Meeting, and no matter how many shares you own, please vote as promptly as possible. This will help to ensure the presence of a quorum at the Annual Meeting and save us additional proxy solicitation costs.

All stockholders are cordially invited to attend the Annual Meeting.

By Order of the Board of Directors,

/s/ Matthew Pauls

Matthew Pauls
Chair of the Board of Directors & Chief Executive Officer

Langhorne, PA

April 24, 2026

Important Notice Regarding the Availability of Proxy Materials for the Stockholders’ Meeting To Be Held on June 4, 2026. This notice of Annual Meeting, the proxy statement for the Annual Meeting and our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 are available at www.proxyvote.com.

-i-

SAVARA INC.

One Summit Square

1717 Langhorne Newtown Rd.

Suite 300

Langhorne, PA 19047

PROXY STATEMENT

2026 ANNUAL MEETING OF STOCKHOLDERS

To Be Held on June 4, 2026

GENERAL INFORMATION ABOUT THE MEETING

Savara Inc., a Delaware corporation (“Savara,” “we,” ‘us,” “our,” “the company,” “the Company” or “our company”), is making proxy materials, including this proxy statement, available to our stockholders via the internet in connection with the solicitation of proxies by the Savara Board of Directors (the “Board of Directors” or “Board”) for use at our 2026 Annual Meeting of Stockholders to be held virtually on June 4, 2026 at 3:00 p.m. Eastern Time via live webcast at www.virtualshareholdermeeting.com/SVRA2026, and at any adjournment or postponement thereof (the “Annual Meeting”).

This proxy statement, the attached notice of the Annual Meeting, a proxy card and our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 are collectively referred to as the “proxy materials.” The proxy materials are first being made available to our stockholders on or about April 24, 2026.

Notice of Internet Availability of Proxy Materials

All stockholders have the ability to access the proxy materials on the website referred to in the attached notice of the Annual Meeting. Pursuant to rules adopted by the U.S. Securities and Exchange Commission (the “SEC”), we have elected to send a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) to our stockholders instead of mailing printed copies of the proxy materials, unless you have previously elected to receive printed materials. The Notice of Internet Availability provides instructions on how to access the proxy materials via the internet and how to request a printed set of the proxy materials at no charge. In addition, stockholders can elect to receive future proxy materials electronically by email or in printed form by mail, and any such election will remain in effect until terminated by the stockholder. We encourage all stockholders to take advantage of the availability of the proxy materials on the internet to help reduce the cost and environmental impact of our annual meetings.

Purposes of the Annual Meeting

The Annual Meeting is being held for the following purposes:

1. To elect six directors to hold office until the next annual meeting of stockholders and until their respective successors are elected and qualified or until their earlier resignation or removal;

2. To approve an amendment to our Certificate of Incorporation to increase the number of authorized shares of our common stock from 300,000,000 to 600,000,000;

3. To approve the amendment of the Savara Inc. 2024 Omnibus Incentive Plan (the “2024 Plan”) to increase the number of shares of common stock authorized for issuance thereunder by 18,900,000;

4. To ratify the appointment of RSM US LLP (“RSM”) as our independent registered public accounting firm for the fiscal year ending December 31, 2026;

5. To approve, on an advisory basis, the compensation of our named executives; and

6. To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

Record Date; Shares Outstanding and Entitled to Vote

Our Board of Directors has fixed April 6, 2026 as the record date (the “record date”) for the determination of holders of our common stock entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof. At the close of business on the record date, we had 204,922,140 shares of common stock issued and outstanding. Each stockholder of record as of the record date is entitled to one vote at the Annual Meeting for each share of common stock held by such stockholder on the record date. Stockholders do not have cumulative voting rights. We had no other class of capital stock outstanding as of the record date. No other shares are entitled to notice of, or to vote at, the Annual Meeting.

How to Vote Your Shares

If you hold your shares in your own name as the stockholder of record: You may vote your shares by proxy over the internet or by telephone by following the instructions provided in the Notice of Internet Availability, or, if you requested to receive printed proxy materials, you may vote by marking, dating and signing the enclosed proxy card and returning it in the postage-paid envelope provided or you may vote over the internet or by telephone pursuant to the instructions provided in the proxy card. Additionally, you may vote your shares electronically during the Annual Meeting using the control number found on your Notice of Internet Availability or proxy card and following the instructions at www.virtualshareholdermeeting.com/SVRA2026. Stockholders voting by internet or telephone should understand that, while we and the party providing the service through which you may vote by internet or by telephone do not charge any fees to our stockholders for voting by internet or telephone, there may still be costs, such as usage charges from internet access providers and telephone companies, for which you are responsible.

If your shares are held in the name of a broker or other nominee (typically referred to as shares being held in “street name”): You will receive instructions from the holder of record that you must follow for your shares to be voted. The availability of telephonic or internet voting will depend on your broker’s (or other nominee’s) voting process. Please check with your broker or other nominee and follow the voting procedure your broker or other nominee provides to vote your shares.

By casting your vote by proxy, you are authorizing the holders of the proxies solicited by this proxy statement to vote your shares in accordance with your instructions.

YOUR VOTE IS VERY IMPORTANT. We encourage you to submit your vote by proxy even if you plan to attend the Annual Meeting.

How to Change Your Vote

If you hold your shares in your own name: You may revoke your proxy and change your vote at any time before your proxy is exercised by:

•	Delivering to our corporate secretary a written notice of revocation, dated later than the proxy you wish to revoke, before voting begins at the Annual Meeting;

•	Delivering to our corporate secretary a duly executed proxy bearing a date later than the proxy you wish to revoke, before voting begins at the Annual Meeting;

•	Voting again on a later date via the internet or by telephone before 11:59 p.m. Eastern Time on June 3, 2026 (in which case only your latest internet or telephone proxy submitted will be counted); or

•

Attending the Annual Meeting and voting electronically during the Annual Meeting by following the instructions at www.virtualshareholdermeeting.com/SVRA2026 (your attendance at the Annual Meeting, in and of itself, will not revoke your proxy).

Any written notice of revocation or later dated proxy should be delivered before the close of business on June 3, 2026 to:

Savara Inc.

One Summit Square

1717 Langhorne Newtown Rd.

Suite 300

Langhorne, PA 19047

Attention: Corporate Secretary

If your shares are held in street name: You must follow the instructions provided by the broker or other nominee if you wish to change your vote.

Proxies

If you provide specific voting instructions on your proxy card or when voting via the internet or by telephone, your shares will be voted at the Annual Meeting in accordance with your instructions. If you hold shares in your name and execute a proxy (either by submitting it via the internet or telephone or signing and returning a proxy card) without making individual selections, your shares will be voted in accordance with the recommendations of our Board of Directors, which are:

•	“For” election of each of the nominees to our Board of Directors listed in the proxy materials;

•	“For” the amendment of our Certificate of Incorporation to increase the number of authorized shares of our common stock from 300,000,000 to 600,000,000;

•	“For” the amendment of the 2024 Plan to increase the number of shares of common stock authorized for issuance thereunder by 18,900,000, as set forth in the amended plan;

•	“For” ratification of the appointment of RSM as our independent registered public accounting firm for the fiscal year ending December 31, 2026; and

•	“For” the approval of the compensation of our named executives.

At this time, we are unaware of any matters, other than those set forth above, that may properly come before the Annual Meeting. If any other matters properly come before the Annual Meeting or any adjournment or postponement thereof, the holders of proxies solicited by this proxy statement, or their duly constituted substitutes acting at the Annual Meeting and any adjournment or postponement thereof, will be deemed authorized to vote or otherwise act on such matters in accordance with their judgment.

The holders of proxies solicited by this proxy statement, or their duly constituted substitutes acting at the Annual Meeting and any adjournment or postponement thereof, may propose and vote for one or more adjournments or postponements of the Annual Meeting, including adjournments or postponements to permit further solicitations of proxies. Proxies solicited may be voted only at the Annual Meeting and any adjournment or postponement thereof and will not be used for any other meeting of our stockholders.

Broker Non-Votes

A “broker non-vote” occurs when a nominee (typically a broker or bank) holding shares for a beneficial owner (typically referred to as shares being held in “street name”) submits a proxy for those shares but indicates on the proxy that it does not have authority to vote those shares on particular proposals because it has not received specific voting instructions from the beneficial owner for those proposals. Under the rules of the New York Stock Exchange, brokers and other nominees have discretion to vote shares held in street name on “routine” matters but lack such discretion with regard to “non-routine” matters. The approval of the amendment to our Certificate of Incorporation and the ratification of the appointment of RSM US LLP as our independent registered public accounting firm for fiscal year 2026 are considered routine matters and, as such, brokers and other nominees may vote on those proposals in the absence of specific instructions from the beneficial owner. The other proposals described in this proxy statement are considered non-routine matters and brokers and other nominees do not have discretionary authority to vote on such proposals.

Quorum and Required Votes

A majority of the aggregate number of shares of our common stock issued and outstanding and entitled to vote at the Annual Meeting must be present or represented by proxy in order for there to be a quorum at the Annual Meeting and for any action to be taken at the Annual Meeting. If you submit a properly executed proxy via the internet or by telephone or mail, regardless of whether you abstain from voting on one or more matters, your shares will be counted as present at the Annual Meeting for the purpose of determining a quorum. Broker non-votes will also be counted as present for the purpose of determining the presence of a quorum at the Annual Meeting.

Proposal 1 – Election of Directors: The affirmative vote of the holders of a majority of the shares of our common stock present or represented by proxy at the Annual Meeting is required for the election of each director nominee. This majority voting standard means that a director nominee will be elected if the number of shares voted “For” that director nominee exceeds the aggregate number of shares voted “Against” and that “Abstain” from voting with respect to that director nominee. As a result, an abstention will have the same effect as a negative vote. Broker non-votes will not be counted toward the vote total and therefore will have no effect on the outcome of this proposal. In accordance with our corporate governance guidelines, each of our incumbent directors tendered his or her resignation in advance of being nominated for election at the Annual Meeting, with the effectiveness of such resignation subject to and contingent upon (a) the director’s failure to receive a sufficient number of votes for re-election at the Annual Meeting and (b) our Board of Directors’ acceptance of the resignation. Accordingly, the continued service on our Board of Directors by any director who is not re-elected because such director does not receive the requisite affirmative votes at the Annual Meeting will be subject to our Board of Directors’ determination as to whether to accept or reject his or her resignation. Our Board of Directors will take into account and consider the voting results at the Annual Meeting but has sole discretion to determine whether or not to accept the resignation.

Proposal 2 – Approval of an Amendment to our Certificate of Incorporation: The affirmative vote of the holders of a majority of the shares of our common stock present or represented by proxy at the Annual Meeting is required to amend our Certificate of Incorporation to increase the number of authorized shares of our common stock from 300,000,000 to 600,000,000. An abstention will have the same effect as a negative vote. Brokers and other nominees generally will have discretionary authority to vote on this proposal because it is considered a routine matter under NYSE rules.

Proposal 3 – Approval of an Amendment to our 2024 Plan: The affirmative vote of the holders of a majority of the shares of our common stock present or represented by proxy at the Annual Meeting is required to approve the amendment of the 2024 Plan to increase the number of shares of common stock authorized for issuance thereunder by 18,900,000, as set forth in the amended 2024 Plan. An abstention will have the same effect as a negative vote. Broker non-votes will not be considered present and entitled to vote on this matter and therefore will have no effect on the outcome of this proposal.

Proposal 4 – Ratification of Independent Registered Public Accounting Firm: The affirmative vote of the holders of a majority of the shares of our common stock present or represented by proxy at the Annual Meeting is required to ratify the appointment of RSM as our independent registered public accounting firm for the fiscal year ended December 31, 2026. An abstention will have the same effect as a negative vote. Brokers and other nominees generally will have discretionary authority to vote on this proposal because it is considered a routine matter.

Proposal 5 – Advisory Vote on the Compensation of our Named Executives: The affirmative vote of the holders of a majority of the shares of our common stock present or represented by proxy at the Annual Meeting is required to approve, on an advisory basis, the compensation of our named executives. An abstention will have the same effect as a negative vote. Broker non-votes will not be counted toward the vote total and therefore will have no effect on the outcome of this proposal.

Solicitation of Proxies

We are soliciting proxies from our stockholders on behalf of our Board of Directors and will pay for all costs incurred in connection with the solicitation. In addition to solicitation by mail, our directors, officers and employees may solicit proxies from our stockholders in person or by telephone, facsimile, email or other electronic methods without additional compensation other than reimbursement for their actual expenses.

We may retain a proxy solicitation firm to assist us in the solicitation of proxies for the Annual Meeting. We would pay such firm, if any, customary fees, which we do not expect would exceed $20,000 and would reimburse the firm for its reasonable out-of-pocket expenses.

Arrangements also will be made with brokerage firms and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of stock held of record by such persons, and we will reimburse such custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses in connection therewith.

If You Receive More Than One Proxy Card

If you receive more than one proxy card, it means you hold shares that are registered in more than one account. To ensure that all of your shares are voted, please mark your votes and date, sign and return each proxy card, or vote your proxy via internet or by telephone as instructed on each proxy card.

Householding Information

The SEC has adopted rules that permit brokers, banks and other nominees to satisfy the delivery requirements for proxy statements, annual reports and Notice of Internet Availability, as applicable, with respect to two or more stockholders sharing the same address by delivering a single copy of such document addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

A number of brokers and other nominees with account holders who are our stockholders may be “householding” the proxy materials. This means that only one copy of this proxy statement, our annual report and Notice of Internet Availability may have been sent to multiple stockholders in a household. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, annual report and Notice of Internet Availability from the other stockholder(s) sharing your address, please (i) notify your broker or other nominee, (ii) direct your written request to Savara Inc., One Summit Square, 1717 Langhorne Newtown Rd., Suite 300, Langhorne, PA 19047, Attention: Corporate Secretary or (iii) contact us by phone at (512) 614-1848. We undertake to deliver promptly, upon any such oral or written request, a separate copy of the proxy materials to a stockholder at a shared address to which a single copy of these documents was delivered. Stockholders who currently receive multiple copies of the proxy materials at their address and would like to request householding of their communications should notify their broker or other nominee or contact our corporate secretary at the above address or phone number.

If you have any questions about voting your shares, please contact us at (512) 614-1848.

BOARD OF DIRECTORS

The following table provides summary information about each current member of our Board of Directors:

Name	Age	Committee Membership	Director Since
Matthew Pauls	55	None	April 2017

Nevan Elam	58	Compensation Committee (Chair) Nominating & Governance Committee	February 2009

Richard J. Hawkins	77	Audit Committee	October 2010

Joseph S. McCracken	72	Compensation Committee Nominating & Governance Committee (Chair)	October 2013

David A. Ramsay	61	Audit Committee (Chair) Nominating & Governance Committee	April 2017

An van Es-Johansson	66	Compensation Committee Audit Committee	December 2019

Knowledge, Skills, and Expertise

The Board of Directors is committed to ensuring the Board reflects a diverse range of viewpoints, qualifications, skills, and experience. Below is a list of a few of the areas of knowledge and expertise reflected in the members of the Board that contribute to the Board’s effectiveness. Detailed information about each individual director nominee’s qualifications, skills and experience, as well as biographical information, can be found under “Nominees for Election to the Board.”

•	Chief Executive Officer Leadership – Service as a chief executive officer at a publicly traded or privately-held organization.

•	Industry Experience – Experience in the pharmaceutical or life sciences industry, including development and commercialization of pharmaceutical products.

•	Medical or Scientific Background – Medical degree or advanced degree in a scientific field.

•	Financial and Accounting – Experience at a large accounting firm or as chief financial officer, or other professional experience in a financial oversight role.

•	Public Company Governance – Service as a board member of a publicly traded company and familiarity with key corporate governance matters.

•	Global Strategy and Operations – Experience guiding the strategic direction and growth of a pharmaceutical or life sciences company on a global scale.

NOMINEES FOR ELECTION TO THE BOARD

Our Composite Amended and Restated Certificate of Incorporation and our Amended and Restated Bylaws (our “Bylaws”) provide that each director elected or appointed to our Board of Directors shall hold office until the next annual meeting of stockholders following such election or appointment and until the director’s successor is elected and qualified, or until the director’s earlier resignation or removal. Our Bylaws provide that vacancies on our Board of Directors, including those resulting from an increase in the authorized number of directors, may be filled by a majority of the remaining directors, even if less than a quorum, or by a sole remaining director. Any director appointed as a result of a vacancy holds office until the next annual meeting of stockholders and until a successor is elected and qualified. Pursuant to our Bylaws, the authorized number of directors may be not less than three nor more than nine, with the exact number, currently six, to be fixed by resolutions adopted from time to time by our Board of Directors. Accordingly, proxies cannot be voted for a greater number of individuals than the six nominees named in this proxy statement.

Each of our nominees for election to our Board of Directors is a current director. The paragraphs below provide information about each such director nominee. There are no family relationships among any of our directors, director nominees, and executive officers. Service on our Board of Directors or as an executive officer prior to April 2017 described in this proxy statement refers to service with Savara Inc., the private company with which we completed a reverse merger in April 2017 when we were operating as Mast Therapeutics, Inc. Following the reverse merger, we changed our name to Savara Inc.

Matthew Pauls. Mr. Pauls has served as our Chief Executive Officer since December 2020, the Chair of our Board of Directors since September 2020, and was our Interim Chief Executive Officer from September 2020 to December 2020. Mr. Pauls has served as a member of our Board of Directors since April 2017 and was a member of the board of directors of Mast Therapeutics, Inc. from October 2015 to April 2017. Previously, Mr. Pauls was the founder of Spartan Biopharma Insights, LLC, where he provided strategic advisement to institutional investors, and company management teams on investment thesis assessment, capitalization strategy, mergers and acquisitions, clinical execution, and commercialization from December 2019 to September 2020. Since August 2023, Mr. Pauls has served on the board of directors of Soleno Therapeutics, Inc. (Nasdaq: SLNO), a clinical-stage biopharmaceutical company developing novel therapeutics for rare diseases, and he has served on the board of directors of Pelthos Therapeutics Inc. (NYSEAM: PTHS), a biopharmaceutical company focused on dermatologic infectious diseases, since April 2024. Mr. Pauls served on the board of directors of Zyla Life Sciences (previously Egalet Corporation) (OTCQX: ZCOR), a commercial-stage life sciences company with a portfolio of medicines for pain and inflammation, from January 2019 until its merger with Assertio Therapeutics, Inc. in May 2020. From August 2014 to November 2019, Mr. Pauls served as President and Chief Executive Officer of Strongbridge Biopharma plc (Nasdaq: SBBP) (“Strongbridge”), a biopharmaceutical company focused on therapies that target rare diseases that Mr. Pauls led through an initial public offering. He also served as a member of the board of directors of Strongbridge from September 2015 to November 2019. From April 2013 to August 2014, Mr. Pauls was Chief Commercial Officer of Insmed, Inc. (Nasdaq: INSM), a publicly traded global biopharmaceutical company focused on rare diseases. From 2007 to April 2013, Mr. Pauls worked at Shire Pharmaceuticals, a global specialty biopharmaceutical company, most recently as Senior Vice President, Head of Global Commercial Operations from May 2012 to April 2013. Earlier in his career, from 1997 to 2007, Mr. Pauls held senior positions at Bristol-Myers Squibb in Brand Management and Payor Marketing and at Johnson & Johnson in various U.S. and global commercial roles. Mr. Pauls holds B.S. and M.B.A. degrees from Central Michigan University and a J.D. from Michigan State University College of Law. We believe Mr. Pauls’ experience as our Chief Executive Officer, as well as his leadership experience and extensive commercialization, strategic planning and operations experience in the biopharmaceutical industry, particularly with therapies for rare diseases, qualify him to serve as a member of the Board of Directors.

Nevan Elam. Mr. Elam has served as a member of our Board of Directors since February 2009. Since February 2013, Mr. Elam has served as a member of the Board of Directors as well as the President and Chief Executive Officer of Rezolute, Inc. (Nasdaq: RZLT) (“Rezolute”), a biopharmaceutical company focused on developing therapies for metabolic diseases with serious unmet needs. Prior to his tenure at Rezolute, Mr. Elam held senior executive roles within in the pharmaceutical industry, including Senior Vice President and Head of the Pulmonary Business Unit of Nektar Therapeutics and President and Chief Executive Officer of a European medical device company. Earlier in his career, he was a co-founder and the Chief Financial Officer of E2open, Inc. and a Partner in the corporate practice of the law firm of Wilson Sonsini Goodrich & Rosati, P.C. In addition, from November 2022 to June 2023, Mr. Elam served on the board of directors of Peak Bio, Inc. (OTCPK: PKBO). Mr. Elam received his J.D. from Harvard Law School and a B.A. from Howard University. We believe Mr. Elam’s broad experience with pharmaceutical companies, including advising them of their unique legal and regulatory obligations, qualifies him to serve on the Board of Directors.

Richard J. Hawkins. Mr. Hawkins has served as a member of our Board of Directors since October 2010. Mr. Hawkins currently serves on the board of directors of several privately held life sciences companies, as well as Plus Therapeutics Inc. (formerly Cytori Therapeutics, Inc.) (Nasdaq: PSTV), and previously served on the board of directors of SciClone Pharmaceuticals, Inc. until its acquisition in October 2017. Mr. Hawkins served as Chief Executive Officer and Chair of the Board of Directors of Lumos Pharma, Inc., a clinical stage biotechnology company focused on bringing novel therapies to patients with severe, rare, and genetic diseases, whose medical needs are unmet, from September 2010 until its acquisition in December 2024. Prior to his tenure with Lumos Pharma, Inc., Mr. Hawkins founded and advised numerous pharmaceutical companies including Sensus, where he served as co-founder and Chair of the Board of Directors until it was sold to Pfizer in 2001. From 1981 to 2000, Mr. Hawkins was founder, President and Chief Executive Officer of Pharmaco where he guided the company’s growth to more than 2,000 employees. Pharmaco later merged with PPD of Wilmington, North Carolina to form PPD Pharmaco, one of the largest clinical contract research organizations in the world. Mr. Hawkins received his B.S. in Biology from Ohio University. We believe Mr. Hawkins’ experience in the pharmaceutical and life sciences industries as well as his broad management experience qualify him to serve on the Board of Directors.

Joseph S. McCracken. Dr. McCracken has served as our Lead Independent Director since December 2019 and a member of our Board of Directors since October 2013. Since September 2013, Dr. McCracken has advised biopharmaceutical companies on the design and implementation of corporate strategy and business development initiatives. Dr. McCracken also serves on the board of directors of Modalis Therapeutics Corporation (TSE: 4883.T), as well as the board of directors of the privately held company Okava Pharmaceuticals. Dr. McCracken previously served on the boards of directors of Lumos Pharma, Inc. until its acquisition in December 2024, Kindred Biosciences, Inc. until its acquisition in August 2021, and Alkahest, Inc. until its acquisition by Grifols SA in December of 2020. From July 2011 to September 2013, Dr. McCracken was Vice President and Global Head of Business Development & Licensing for Roche Pharma, a research-focused healthcare company, where he was responsible for Roche Pharma’s global in-licensing and out-licensing activities. From October 2009 until July 2011, he was General Manager, Roche Pharma Japan & Asia Regional Head, Roche Partnering. Prior to joining Roche Pharma, Dr. McCracken held the position of Vice President, Business Development at Genentech for more than nine years, and previously held similar positions at Aventis Pharma and Rhone-Poulenc Rorer. Dr. McCracken holds a B.S. in Microbiology, an M.S. in Pharmacology and a D.V.M. from The Ohio State University. We believe Dr. McCracken’s extensive experience in the biotechnology and pharmaceutical industries qualifies him to serve on the Board of Directors.

David A. Ramsay. Mr. Ramsay has served as a member of our Board of Directors since April 2017 and as a member of the Board of Directors of Mast Therapeutics, Inc. from June 2011 to April 2017. Mr. Ramsay serves on the board of directors of Exuma Biotech, Inc., a privately held biotechnology company, and served on the board of directors of La Jolla Pharmaceutical Company from September 2019 until its acquisition by Innoviva, Inc. in August 2022. Since March 2026, Mr. Ramsay has served as Interim Chief Financial Officer of Halozyme Therapeutics, Inc. (Nasdaq: HALO), a biotechnology company advancing disruptive solutions to improve patient experiences and outcomes for emerging and established therapies, where he previously served as Chief Financial Officer from 2003 to 2009 and from May 2013 until his retirement in July 2015. He also served as Halozyme’s Vice President, Corporate Development from May 2009 to May 2013. Mr. Ramsay served as Senior Vice President and

Chief Financial Officer of Bonti, Inc., a private, clinical stage biotechnology company focused on the development and commercialization of neurotoxin products for therapeutic and aesthetic applications, from February 2018 until its acquisition by Allergan plc in October 2018. Mr. Ramsay began his career at Deloitte & Touche, where he obtained his CPA license. Mr. Ramsay holds a B.S. in business administration from the University of California, Berkeley and an M.B.A. with a dual major in finance and strategic management from The Wharton School at the University of Pennsylvania. We believe Mr. Ramsay’s significant experience as chief financial officer of life science companies, particularly his experiences at Halozyme during its successful development and its commercialization of its first products, and at a large audit and financial advisory firm, qualify him to serve on the Board of Directors.

An van Es-Johansson. Dr. An van Es-Johansson has served on our Board of Directors since December 2019. Dr. van Es-Johansson has served on the board of directors of Plus Therapeutics, Inc. (Nasdaq: PSTV) since January 2020, and she previously served on the boards of directors of Lumos Pharma, Inc. from February 2021 until its acquisition in December 2024, and the private company Agendia BV from 2019 until June 2024. From March 2021 until December 2024, Dr. van Es-Johansson served as a senior advisor to Sinfonia Pharma, a Swedish pharmaceutical company with a primary focus on neurological diseases. She was previously the Chief Medical Officer and Head of Development for AlzeCure Pharma from September 2018 to March 2021. From May 2005 to September 2018, Dr. van Es-Johansson served in a range of executive roles of increasing responsibility at Sobi, an international rare disease company headquartered in Stockholm, Sweden, including as Vice President and Head of EMENAR Medical Affairs for Specialty Care and Partner Products from March 2013 to January 2018. Prior to her time at Sobi, Dr. van Es-Johansson served in leadership positions at large pharmaceutical and smaller biotechnology companies, including Roche, Eli Lilly, Active Biotech, and BioStratum. From 2004 to 2016 she was a member of the Scientific Advisory Board for Uppsala Bio. Dr. van Es-Johansson received a M.D. from Erasmus University, Rotterdam, The Netherlands. We believe Dr. van Es-Johansson’s medical knowledge and experience in the pharmaceutical industry qualifies her to serve on the Board of Directors.

CORPORATE GOVERNANCE

Director Independence

Our Board of Directors has determined that each of our directors other than Matthew Pauls is independent as defined under the Nasdaq Stock Market listing standards and rules and regulations of the SEC.

Board Committees

Our Board of Directors currently has an Audit Committee, Compensation Committee and Nominating and Governance Committee.

Audit Committee. The Audit Committee of our Board of Directors was established by our Board of Directors in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934 (the “Exchange Act”) to oversee our corporate accounting and financial reporting processes and audits of our financial statements. For this purpose, the Audit Committee performs several functions, including, among other things:

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selecting, appointing and providing for the compensation of the independent registered public accounting firm to be engaged to prepare and issue an audit report and perform other audit, review or attest services;

•	approving any other permissible non-audit services to be provided by the independent auditor;

•	overseeing the work and evaluating the performance of the independent auditor, and, if so determined by the Audit Committee, terminating and replacing the independent auditor;

•	reviewing and discussing, including with management and the independent auditor, the annual and quarterly financial statements;

•	reviewing any proposed significant changes to accounting principles and practices;

•	reviewing any material changes to the system of internal control over financial reporting;

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reviewing management’s report on effectiveness of internal control over financial reporting and the independent auditor’s audit of the effectiveness of Savara’s internal control over financial reporting, if applicable;

•	establishing a procedure for receipt, retention and treatment of any complaints or concerns received by Savara about accounting, internal accounting controls or auditing matters;

•	reviewing, approving and overseeing any related party transaction that would require disclosure pursuant to Item 404 of Regulation S-K;

•	overseeing the implementation and enforcement of our insider trading policy;

•	reviewing and evaluating any significant financial risk exposures facing Savara and the steps our management has taken to control and monitor such exposures;

•	reviewing with management risks related to data privacy and cybersecurity facing the Company and the steps management has taken to control and monitor such exposures; and

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reviewing with management (i) the adequacy of controls and security for the Company’s information technology systems and (ii) the Company’s response plan in the event of a security breach impacting those systems.

Savara’s management has the primary responsibility for our consolidated financial statements and the reporting process including our system of internal accounting and financial controls.

The Audit Committee currently consists of Mr. Ramsay, who serves as its Chair, Dr. van Es-Johansson and Mr. Hawkins. Our Board of Directors reviews the Nasdaq listing standards definition of independence for Audit

Committee members on an annual basis and has determined that all current members of the Audit Committee are independent as currently defined by listing standards and Rule 10A-3 of the Exchange Act. Our Board of Directors has also determined that Mr. Ramsay qualifies as an “audit committee financial expert,” as defined in applicable SEC rules.

Compensation Committee. The Compensation Committee of our Board of Directors acts on behalf of our Board of Directors to review, adopt, or recommend for adoption, and oversee Savara’s compensation strategy, policies, plans and programs. For this purpose, the Compensation Committee performs several functions, including, among other things:

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reviewing and recommending to our Board of Directors for its determination and approval the amount, form and terms of compensation of our Chief Executive Officer and other “officers” (as such term is defined under the Nasdaq listing standards);

•	reviewing and making recommendations to our Board of Directors regarding our overall compensation strategy and policies;

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reviewing and making recommendations regarding Savara’s equity and/or cash incentive plans and other benefit plans and, to the extent as may be permitted or required under such plans, the committee has the power and authority to administer the plans, establish guidelines, interpret plan documents, select participants, and approve grants and awards thereunder;

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granting equity awards to non-officer employees and consultants in accordance with the terms of Savara’s equity incentive plan and to establish compensation policies and practices applicable to non-officer employees;

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evaluating the relationship between executive officer compensation policies and practices and corporate risk management to confirm those policies and practices do not incentivize excessive risk-taking;

•	evaluating and making recommendations to our Board of Directors regarding the compensation of non-employee directors;

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retaining, obtaining the advice of, engaging, compensating, and terminating compensation consultants, legal counsel and such other advisors as it deems necessary and advisable to assist it in carrying out its responsibilities and functions; and

•	appointing, compensating, and overseeing the work of any of its compensation consultants, legal counsel, and other advisors; and

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overseeing, administering, and monitoring compliance with a policy with respect to the recovery or “clawback” of compensation that complies with the requirements of the SEC and Nasdaq listing standards.

The Compensation Committee may delegate its authority to administer, establish guidelines for, and interpret plans and similar programs, as well as its authority to determine the compensation of Savara’s non-officer employees to Savara’s officers and other appropriate supervisory personnel. To the extent permitted by applicable law and regulations and subject to certain limitations, the Compensation Committee may delegate to a subcommittee or one or more officers of Savara (or other appropriate supervisory personnel) its authority to grant equity awards to qualified persons who are not officers or members of the Board, in accordance with guidelines approved by the Compensation Committee or the Board of Directors.

The Compensation Committee currently consists of Mr. Elam, who serves as its Chair, Dr. McCracken and Dr. van Es-Johansson. All members of the Compensation Committee are independent as currently defined under the Nasdaq listing standards and Rule 10C-1 of the Exchange Act.

Nominating and Governance Committee. The Nominating and Governance Committee of our Board of Directors is responsible for identifying, reviewing and evaluating candidates to serve as directors of Savara

(consistent with criteria approved by our Board of Directors), reviewing and evaluating incumbent directors, selecting or recommending to our Board of Directors for selection candidates for election to the Board, making recommendations to our Board of Directors regarding the membership of the committees of the Board, assessing the performance of the Board, and developing a set of corporate governance principles for Savara. The responsibilities of the Nominating and Governance Committee relating to the nomination of directors include, among other things, the following:

•	identifying and recommending to our Board of Directors nominees for possible election to the Board of Directors;

•	evaluating and making recommendations to our Board of Directors regarding its size, composition and leadership structure;

•	reviewing and assessing Savara’s corporate governance guidelines and recommending any proposed changes thereto to our Board of Directors; and

•	reviewing and making recommendations to our Board of Directors regarding issues of executive officer succession planning and providing oversight with respect to corporate governance matters.

The Nominating and Governance Committee currently consists of Dr. McCracken, who serves as its Chair, Mr. Elam and Mr. Ramsay. All members of the Nominating and Governance Committee are independent as currently defined in Nasdaq listing standards.

Our Board of Directors may from time to time establish other committees. Charters for the Audit Committee, the Compensation Committee and the Nominating and Governance Committee, as well as our corporate governance guidelines, are posted on our corporate website at: https://investors.savarapharma.com/governance/default.aspx.

Meetings of the Board and its Committees

As required under applicable listing standards and our corporate governance guidelines, our Board of Directors meets on a regular basis to fulfill its responsibilities, including at least once each quarter, and our independent directors meet at least annually in executive session outside the presence of non-independent directors and management. During 2025, our Board of Directors met six times, the Audit Committee met four times, the Compensation Committee met one time, and the Nominating and Governance Committee met two times. Each member of our Board of Directors who served on our Board during all or part of 2025 attended 75% or more of the aggregate of (i) the total number of Board meetings held during the period of such member’s service and (ii) the total number of meetings of committees on which such member served during the period of such member’s service.

Board Leadership Structure and Role in Risk Oversight

The leadership structure of our Board of Directors combines the positions of Chair of the Board and Chief Executive Officer and includes a Lead Independent Director. Matthew Pauls currently serves as both the Chair of our Board of Directors and as our Chief Executive Officer. Joseph McCracken currently serves as the Lead Independent Director and undertakes the responsibilities specified in our corporate governance guidelines, which include coordinating the activities of the independent directors and acting as principal liaison between the independent directors and the Chair, consulting with the Chair regarding the schedule and agenda of Board meetings, overseeing the retention of consultants who report to the Board or independent directors, and consulting with the Chair regarding the flow of information from management that is necessary for the independent directors to effectively and responsibly perform their duties.

Our corporate governance guidelines do not require our Board of Directors to combine the roles of Chair and Chief Executive Officer, but our Board of Directors believes this leadership structure is the appropriate structure for our company at this time. Pursuant to our corporate governance guidelines, our Board of Directors may choose its chair in any manner that it deems to be in the best interests of our company. We believe that combining the roles of Chair of our Board of Directors and Chief Executive Officer promotes unification and direction, allowing for increased operational effectiveness and strong, efficient leadership. We believe Mr. Pauls is best positioned to identify strategic priorities, lead critical discussion, and execute our business plans. We believe that the leadership structure of our Board of Directors and its committees provides independent oversight that balances Mr. Pauls’ combined role, which helps ensure a strong, independent, and active Board of Directors.

Our Board of Directors is responsible for oversight of risks facing our company, while our management is responsible for day-to-day management of risk. Our Board of Directors, as a whole, directly administers its risk oversight function. In addition, the risk oversight function is also administered through the committees of our Board of Directors, which oversee risks inherent in their respective areas of responsibility, report to our Board of Directors regularly and involve the Board as necessary. For example, the Audit Committee oversees our financial exposure and financial reporting related risks, and the Compensation Committee reviews risks related to our compensation programs and practices and both such committees make recommendations to our Board regarding oversight of such risks. Our Board of Directors, as a whole, directly oversees our strategic and business risk, including product development risk and business continuity risk, through regular interactions with our management. We believe our Board’s leadership structure supports its role in risk oversight, with our executive officers responsible for assessing and managing risks facing our company on a day-to-day basis and the members of our Board of Directors providing oversight of such risk management.

Director Resignation Policy

Under Delaware law, an incumbent director may remain in office notwithstanding the failure to receive the required vote for re-election until the director’s successor is duly elected. To address this “holdover rule,” our corporate governance guidelines include a director resignation policy whereby our Board of Directors will nominate for re-election only those directors who tender an irrevocable, contingent resignation in writing to the Chair of our Board of Directors. The resignation becomes effective only if (a) the director fails to receive a sufficient number of votes for re-election at a meeting of stockholders at which director elections are held and (b) our Board of Directors accepts the resignation. If a director fails to receive the required vote for re-election, the Nominating and Governance Committee, or such other committee designated by our Board of Directors, which we refer to as the “reviewing committee,” will act promptly to consider the director’s resignation and recommend to the full Board of Directors whether to accept or reject the resignation, or whether other action should be taken. Our Board of Directors expects the director whose resignation is under consideration to abstain from participating in any decision regarding that resignation. In considering whether to accept or reject a director’s resignation, each of the reviewing committee and our Board of Directors may consider any factors it deems relevant. Within 90 days after the date of the certification of the election results for the applicable stockholders’ meeting, our Board of Directors will act on the resignation, taking into account the reviewing committee’s recommendation, and publicly disclose its decision.

Prohibition on Hedging and Speculative Transactions Involving our Securities

As part of our insider trading policy, our directors and employees (including our executive officers) and designated consultants, advisors and contractors are prohibited from engaging in speculative transactions involving our securities, including short sales, “sales against the box” or any equivalent transaction involving our securities (or the securities of any of our customers, vendors, suppliers or other business partners). In addition, as part of our insider trading policy, our directors, officers and other employees and consultants, advisors and contractors to our company are prohibited from engaging in hedging or derivative transactions involving our securities, such as “cashless” collars, forward sales, equity swaps and other similar or related transactions. Further, our insider trading policy states that our directors and employees (including our executive officers) and other persons subject to the policy are not permitted to hypothecate or pledge our securities to secure a loan and that they cannot purchase our securities “on margin” (that is, borrow funds to purchase securities, including in connection with exercising any stock options).

CORPORATE RESPONSIBILITY

Savara is committed to improving the lives of patients with rare respiratory diseases. In support of that commitment, below are a few highlights that align that commitment with our approach to corporate responsibility.

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Ethics & Compliance. We are committed to acting with integrity in every aspect of our business. We have adopted a Code of Conduct and require all employees to complete training on it. Additionally, we have established a toll-free hotline and web-based service to enable anonymous reporting of concerns regarding ethical issues or suspected violations of our policies. In 2025, no reports were submitted.

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Work Environment. We have adopted a Human Rights and Labor Standards Policy to evidence our commitment to ensuring that each of our employees and the people with whom we interact are treated with fairness, respect, and dignity.

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Diversity and Inclusion. We value diverse backgrounds and viewpoints and are committed to equal opportunity. We aim to recruit, hire, place, develop, compensate, and advance people based on the needs of our organization and the qualifications, performance, skills, and experience of our people. We expect to continue to enhance our workforce diversity and advance the development of diverse talent. We consistently evaluate the opportunity for diversity for both our employee workforce and our Board of Directors. As part of our diversity and inclusion strategy, upon beginning employment, all employees receive training on workplace diversity and inclusion.

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Employee Engagement and Professional Development. We strive to create a collaborative work environment and encourage employee engagement, and we believe in investing in our employees. We seek to develop our employee talent within the organization through access to training, continuous learning programs and other development initiatives.

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Health and Safety. The health and safety of our employees is a top priority, and our goal is to provide a safe and healthy work environment for all personnel. We aim to comply with applicable federal, state, and local laws regarding workplace safety and have adopted a Health and Safety in the Workplace Policy that is applicable to all employees.

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Employee Wellbeing. We are committed to supporting the wellbeing of our employees. We help employees balance the demands of work and personal life by offering flexible work schedules and the ability to work remotely. Additionally, we offer paid parental leave to employees who have welcomed a new family member through birth, adoption, or foster placement. In recognition of the challenges of returning to work following parental leave, our policy allows employees to work a reduced schedule during their first month back, with no decrease in compensation.

DIRECTOR NOMINATIONS

Criteria for Board Membership and Process for Identifying and Evaluating Nominees

In recommending candidates for appointment or election to our Board of Directors, the Nominating and Governance Committee considers the appropriate balance of experience, skills and characteristics required of our Board of Directors and seeks to ensure that at least a majority of the directors are independent under Nasdaq listing standards and that the Board’s Audit Committee and Compensation Committee will be comprised of directors who meet applicable Nasdaq listing standards and SEC rules regarding qualifications to serve on such committees. Candidates for director are selected on the basis of their depth and breadth of experience, wisdom, integrity, ability to make independent analytical inquiries, understanding of our business environment, willingness to devote adequate time to board duties, the interplay of the candidate’s experience and skills with those of other directors and the extent to which the candidate would be a desirable addition to our Board and any of its committees. Directors generally will not be nominated for re-election at any annual or special meeting held after their 80th birthday. In addition, our corporate governance guidelines require that directors limit their service on boards of directors of public companies to a total of four (including service on our Board). Other than the foregoing, there are no stated minimum criteria for director nominees, although the Nominating and Governance Committee may also consider such other factors as it may deem are in the best interests of our company and its stockholders.

The Nominating and Governance Committee recognizes the importance of diversity to a well-functioning board. When identifying and selecting director nominees, it takes into account diversity of background, skills, professional experience and perspective within the pharmaceutical and biotechnology industries. The Nominating and Governance Committee is committed to ensuring that the Board reflects a diverse range of viewpoints. The corporate governance guidelines note the importance of diversity and specify that when assessing candidates for Board membership, the Board shall strive to achieve a diverse balance of experiences, skills, perspectives, and backgrounds among its members, including gender, age, race, ethnicity, and other attributes.

In the case of incumbent directors whose terms of office are set to expire, the Nominating and Governance Committee reviews these directors’ overall service to the company during their terms, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair the directors’ independence. In the case of new director candidates, the Nominating and Governance Committee also determines whether the nominee is independent for Nasdaq purposes, which determination is based upon applicable Nasdaq listing standards and applicable SEC rules and regulations. The Nominating and Governance Committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Nominating and Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of our Board of Directors. The Nominating and Governance Committee meets to discuss and consider the candidates’ qualifications and then selects a nominee by majority vote which is then recommended to the full Board of Directors.

Stockholder Recommendations

The Nominating and Governance Committee will consider director candidates recommended by stockholders. The Nominating and Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. Stockholders who wish to recommend individuals for consideration by the Nominating and Governance Committee to become nominees for election to our Board of Directors may do so by delivering a written recommendation to the Nominating and Governance Committee at the following address: c/o Savara Inc., One Summit Square, 1717 Langhorne Newtown Rd., Suite 300, Langhorne, PA 19047, Attn: Corporate Secretary. Submissions must include the following information: the name, age, business address and residence address of the proposed nominee; a statement of the proposed nominee’s business experience and educational background; the proposed nominee’s principal occupation or employment; the class and number of shares of our capital stock beneficially owned by the proposed nominee; a detailed description of all relationships, arrangements or understandings between the proposing stockholder and the proposed nominee and any other person or persons (naming such person or persons) pursuant to which such proposed nomination is being made by the stockholder; a detailed description of all relationships, arrangements or understandings between the proposed nominee and any service-provider or supplier to, or competitor of Savara; information regarding each of the criteria for Board membership described above in sufficient detail to allow the Nominating and Governance Committee to evaluate the proposed nominee; and a statement from the proposed nominee that he or she is willing to be considered and willing to serve as a director if nominated and elected. The proposing stockholder must also include the following information with respect to such stockholder: documentation supporting that the proposing stockholder is a stockholder of Savara; the proposing stockholder’s name and address, as they appear on Savara’s books; and the class and number of shares of Savara’s capital stock beneficially owned by the proposing stockholder. If a stockholder submits a director recommendation in compliance with the procedure described above, the Nominating and Governance Committee will conduct an initial evaluation of the proposed nominee and, if it determines the proposed nominee may be a qualified candidate, the Nominating and Governance Committee and one or more members of the management team will interview the proposed nominee to determine whether he or she might be suitable to be a director. If the Nominating and Governance Committee determines the proposed nominee would be a valuable addition to our Board of Directors, based on the criteria for Board membership described above and the specific needs of the Board at the time, it will recommend to the Board of Directors such person’s nomination. In connection with its evaluation, the Nominating and Governance Committee may request additional information from the proposed nominee and/or the proposing stockholder.

Separately, our Bylaws contain provisions that address the process by which a stockholder may nominate an individual to stand for election to the Board at Savara’s annual meeting of stockholders. Such nominations may be made only if the stockholder has given timely written notice to the company’s corporate secretary containing the information required by our Bylaws. To be timely, such notice must be received at Savara’s principal executive offices not earlier than the 120th day, nor later than the close of business on the 90th day, prior to the first anniversary of the date of the preceding year’s annual meeting as first specified in the notice of meeting (without regard to any postponements or adjournments of such meeting after such notice was first sent), except that if no annual meeting was held in the previous year or the date of the annual meeting is more than 30 days earlier or later than such anniversary date, such notice must be received no earlier than the 120th day prior to the date of such annual meeting and not later than the close of business on the later of the 90th day prior to the date of such annual meeting or the 10th day following the date on which Savara first publicly announces the date of such meeting.

COMMUNICATIONS WITH DIRECTORS

Stockholders who wish to communicate with our Board of Directors or an individual director may do so by sending a written communication addressed to the Board of Directors or an individual director to: Savara Inc., One Summit Square, 1717 Langhorne Newtown Rd., Suite 300, Langhorne, PA 19047, Attention: Investor Relations. Submitting stockholders should indicate they are a stockholder of our company. Depending on the subject matter, investor relations will: forward the inquiry to the Chair of our Board of Directors, who may forward the inquiry to a particular director if the inquiry is addressed to a particular director; forward the inquiry to the appropriate personnel within our company (for instance, if it is primarily commercial in nature); attempt to handle the inquiry directly (for instance, if it is a request for information about our company or a stock-related matter); or not forward the inquiry, if it relates to an improper or inappropriate topic or is otherwise irrelevant.

Any stockholder who wishes to communicate with our Board of Directors to report complaints or concerns related to accounting, internal accounting controls or auditing may submit a report telephonically or through a web-based system via the toll-free telephone number or the internet address provided in our Code of Business Conduct and Ethics, which is available on our corporate website at https://savarapharma.com/investors/corporate-governance/.

We encourage but do not require our directors to attend our annual meetings of stockholders. Five of the directors serving on our Board at the time of our 2025 annual meeting of stockholders attended the annual meeting.

EXECUTIVE OFFICERS

Our current executive officers, their ages and positions held as of April 1, 2026, are as follows:

Name	Age	Title
Matthew Pauls	55	Chair of the Board of Directors and Chief Executive Officer
Yasmine Wasfi	56	Chief Medical Officer
David Lowrance	58	Chief Financial & Administrative Officer and Secretary
Robert Lutz	57	Chief Operating Officer
Anne Erickson	54	Chief Business & Corporate Affairs Officer
Braden Parker	53	Chief Commercial Officer
Kate McCabe	40	Chief Legal Officer

Biographical Information

Matthew Pauls. For biographical information regarding Mr. Pauls, see “Nominees for Election to the Board” above.

Yasmine Wasfi. Dr. Wasfi has served as our Chief Medical Officer since October 2025. Prior to her appointment as Chief Medical Officer, she served as our Executive Vice President, Head of Clinical Development and Clinical Operations since July 2024, having previously served as Senior Vice President, Head of Clinical Development from December 2023 until July 2024. From June 2021 through November 2023, Dr. Wasfi served as Vice President, Clinical Research at Amicus Therapeutics (Nasdaq: FOLD), a biotechnology company focused on discovering, developing and delivering novel high-quality medicines for people living with rare diseases. From November 2019 through June 2021, Dr. Wasfi was a Senior Director, Clinical Development in the Lung Cancer Initiative at Johnson & Johnson (NYSE: JNJ). Dr. Wasfi received a B.A. in Biology from the University of Delaware, an M.D. from the University of Pennsylvania School of Medicine, and a Ph.D. in Clinical Science from the University of Colorado Health Sciences Center.

David Lowrance. Mr. Lowrance has served as our Chief Financial & Administrative Officer since December 2022 and Secretary since July 2017, and he served as our Chief Financial Officer from November 2016 to December 2022. From September 2014 to October 2016, Mr. Lowrance served as the Chief Financial Officer and Treasurer of Edgemont Pharmaceuticals, a fully-integrated specialty pharmaceutical company with multiple marketed products in the CNS space. From April 2011 to September 2014, Mr. Lowrance served as the Chief Financial Officer and Secretary of Acucela Inc. (“Acucela”), a clinical stage biotechnology company that specializes in ophthalmic therapeutics, where he was responsible for overseeing all aspects of Acucela’s day-to-day operations, business development and growth endeavors, investor relations and corporate communications. While at Acucela, Mr. Lowrance helped lead a $162 million international initial public offering, with a listing on the Tokyo Stock Exchange. From March 2003 to April 2011, Mr. Lowrance was Vice President and Chief Financial Officer of Cumberland Pharmaceuticals Inc. (Nasdaq: CPIX), a specialty pharmaceutical company focused on commercializing branded prescription products, where he oversaw all aspects of finance and accounting, business and growth strategy and product development. Mr. Lowrance, a CPA, holds a B.B.A. in Accounting from the University of Georgia.

Robert Lutz. Mr. Lutz has served as our Chief Operating Officer since February 2023. From March 2021 to February 2023, he served as the Chief Financial and Business Officer of iBio, Inc. a biotechnology company developing precision antibody immunotherapies using an AI-driven platform. Previously, Mr. Lutz was employed by Strongbridge Biopharma plc (“Strongbridge”), a biopharmaceutical company focused on therapies that target rare diseases, where he served as Chief Financial Officer from August 2019 to March 2021 and as Chief Business Officer from October 2014 to August 2019. Prior to joining Strongbridge, Mr. Lutz worked from December 2004 to May 2014 at Shire Plc, a publicly traded specialty biopharmaceutical company prior to being purchased by Takeda Pharmaceutical Company Ltd., where he most recently served as Vice President and held key leadership positions in the Specialty Pharmaceutical division. Prior to Shire Plc, Mr. Lutz worked in a variety of roles, including Vice President of Finance, for Cinergy Corp., an electric and gas utility company. Mr. Lutz also worked as a Senior Analyst at Alan B. Slifka and Co., a hedge fund, after having started his career at Goldman Sachs Group Inc., where he served as a Financial Analyst in its principal investment area. He holds a B.A. in Economics and Computer Science from Amherst College and an M.B.A. from the Kellogg School of Management.

Anne Erickson. Ms. Erickson has served as our Chief Business & Corporate Affairs Officer since February 2026 after serving as Chief Business Officer from August 2023 to February 2026. Prior to her appointment as Chief Business Officer, Ms. Erickson served in various roles of increasing responsibility with Savara, including as our SVP of Global Business Operations from September 2022 to August 2023, SVP and Chief of Staff from October 2020 to September 2022, VP and Head of Investor Relations & Corporate Communications from May 2019 to October 2022, and Director of Investor Relations & Corporate Communications from October 2018 to May 2019. Prior to joining Savara, she held leadership roles within corporate, consulting, and agency settings at companies such as Mirati Therapeutics, Inc., Halozyme Therapeutics, Inc. (Nasdaq: HALO), Pfizer Inc. (NYSE: PFE), and Ogilvy. Ms. Erickson holds a B.A. in English from the University of Minnesota.

Braden Parker. Mr. Parker has served as our Chief Commercial Officer since September 2024. From January 2021 until February 2024, Mr. Parker served as Chief Commercial Officer of Orchard Therapeutics Inc. (“Orchard”), a biopharmaceutical company focused on the development of gene therapy for areas of significant medical need, where he was responsible for global commercial strategy, including overseeing Orchard’s first product launch. From March 2020 to January 2021, Mr. Parker was Senior Vice President and General Manager, North America, at Orchard. Prior to that, from April 2017 to March 2020, Mr. Parker served as Vice President and General Manager for the U.S. organization for PTC Therapeutics, Inc. (Nasdaq: PTCT), a biopharmaceutical company focused on therapies for the treatment of rare disorders, and led the company’s first U.S. product launch. Earlier in his career, Mr. Parker held commercial leadership roles at Celgene Corporation and NPS Pharma, which was acquired by Shire Plc. Mr. Parker holds an M.B.A. from New York University Stern School of Business and a B.B.A. from the University of Notre Dame.

Kate McCabe. Ms. McCabe has served as our Chief Legal Officer since December 2024. Prior to her appointment as Chief Legal Officer, Ms. McCabe served as our General Counsel from January 2023 to December 2024, SVP of Legal Affairs from December 2020 to January 2023, and VP of Legal Affairs from March 2018 to December 2020. Prior to joining Savara, Ms. McCabe practiced corporate and securities law at Wilson Sonsini Goodrich & Rosati, Professional Corporation, where she represented life sciences and technology companies in a variety of matters. Ms. McCabe holds a B.S. in Accounting from Canisius College and a J.D. from the University of Texas School of Law.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding beneficial ownership of our common stock as of April 6, 2026 (the “Evaluation Date”), or an earlier date for information based on filings with the SEC, by (a) each person known to us to beneficially own more than 5% of the outstanding shares of our common stock, (b) each director and nominee for director, (c) each of the named executive officers (“NEOs”) listed in the summary compensation table included in this proxy statement, and (d) all of our current directors and executive officers as a group. Percent of beneficial ownership is based on 204,922,140 shares of our common stock outstanding as of the Evaluation Date.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. Shares of common stock that may be acquired by an individual or group within 60 days of the Evaluation Date, pursuant to the exercise of options or warrants, are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table.

Except as indicated in footnotes to this table, we believe that the stockholders named in this table have sole voting and investment power with respect to all shares of common stock shown to be beneficially owned by them, based on information provided to us by such stockholders. Unless otherwise indicated, the address for each stockholder listed is: c/o Savara Inc., One Summit Square, 1717 Langhorne Newtown Rd., Suite 300, Langhorne, PA 19047.

Name and Address of Beneficial Owner	Shares Beneficially Owned	Percent of Outstanding
Principal Stockholders:
Entities affiliated with Bain Capital Life Sciences, L.P. (1)	21,184,204	9.99%
Persons and entities affiliated with New Enterprise Associates (2)	24,471,264	11.94%
Persons and entities affiliated with Venrock Healthcare Capital Partners III, LP (3)	21,219,034	9.99%
Persons and entities affiliated with Farallon Capital Management, LLC (4)	15,000,000	6.82%
Persons and entities affiliated with Deerfield Mgmt, L.P. (5)	13,569,000	6.62%
Persons and entities affiliated with TCG Crossover (6)	12,362,205	6.03%
Blackrock, Inc. (7)	10,957,322	5.35%
Directors and NEOs:
Matthew Pauls (8)	3,541,002	1.73%
Nevan Elam (9)	213,478	*
Richard J. Hawkins (10)	319,917	*
Joseph S. McCracken (11)	450,394	*
David A. Ramsay (12)	2,641,392	1.29%
An van Es-Johansson (13)	234,500	*
David Lowrance (14)	1,179,344	*
Robert Lutz (15)	594,602	*
Yazmine Wasfi (16)	190,196	*
All current executive officers and directors as a group (12 persons) (17)	10,854,054	5.30%

*	Represents beneficial ownership of less than 1% of the shares of common stock of Savara.

(1)

The information as to beneficial ownership is based on a Schedule 13D/A filed on March 27, 2025 with the SEC on behalf of Bain Capital Life Sciences Fund II, L.P., BCIP Life Sciences Associates, LP, and BCLS II Investco, LP (collectively, the “Bain Reporting Persons”). The Schedule 13D/A states that, collectively, the Bain Reporting Persons have shared voting and dispositive power over 14,051,352 shares of common stock of Savara and warrants to purchase 26,457,355 shares of common stock of Savara; however, the warrants can only be exercised to the extent such exercise would not cause the Bain Reporting Persons to beneficially own more than 9.99% of the total number of shares of common stock of Savara outstanding immediately after giving effect to the exercise. The address of the Bain Reporting Persons is 200 Clarendon Street, Boston, MA 02116.

(2)

The information as to beneficial ownership is based on a Schedule 13D/A filed on November 14, 2025 with the SEC on behalf of Growth Equity Opportunities 17, LLC (“GEO”) and the following associated persons and entities: New Enterprise Associates 17, L.P. (“NEA 17”), NEA Partners 17, L.P. (“NEA Partners 17”), NEA 17 GP, LLC (“NEA 17 LLC”), Forest Baskett (“Baskett”), Ali Behbahani (“Behbahani”), Carmen Chang (“Chang”), Anthony A. Florence, Jr. (“Florence”), Mohamad H. Makhzoumi (“Makhzoumi”), Edward T. Mathers (“Mathers”), Scott D. Sandell (“Sandell”), Paul Walker (“Walker”), and Rick Yang (“Yang”) (collectively, the “NEA Reporting Persons”). The Schedule 13D/A states that, collectively, the NEA Reporting Persons have shared voting and dispositive power over 24,471,264 shares of common stock of Savara. The address of the principal business office of GEO, NEA 17, NEA Partners 17, NEA 17, LLC and Sandell is New Enterprise Associates, 1954 Greenspring Drive, Suite 600, Timonium, MD 21093. The address of the principal business office of Florence and Mathers is New Enterprise Associates, 104 5th Avenue, 19th Floor, New York, NY 10011. The address of the principal business office of Baskett, Behbahani, Chang, Makhzoumi, Walker and Yang is New Enterprise Associates, 2855 Sand Hill Road, Menlo Park, California 94025.

(3)

The information as to beneficial ownership is based on a Schedule 13G filed on February 17, 2026 with the SEC on behalf of Venrock Healthcare Capital Partners III, L.P., VHCP Co-Investment Holdings III, LLC, Venrock Healthcare Capital Partners EG, L.P., VHCP Management III, LLC, VHCP Management EG, LLC, Nimish Shah, and Bong Y. Koh (collectively, the “Venrock Reporting Persons”). The Schedule 13G states that, collectively, the Venrock Reporting Persons have shared voting and dispositive power over 20,881,288 shares of common stock of Savara and warrants to purchase shares of common stock of Savara; however, the warrants can only be exercised to the extent such exercise would not cause the Venrock Reporting Persons to beneficially own more than 9.99% of the total number of shares of common stock of Savara outstanding immediately after giving effect to the exercise. The address of the New York Office of the Venrock Reporting Persons is 7 Bryant Park, 23rd Floor, New York, NY 10018, and the address of the Palo Alto Office is 3340 Hillview Avenue, Palo Alto, CA 94304.

(4)

The information as to beneficial ownership is based on a Schedule 13G/A filed on February 5, 2026 with the SEC on behalf of Farallon Capital Partners, L.P. and the following associated persons and entities: Farallon Capital Institutional Partners, L.P., Farallon Capital Institutional Partners II, L.P., Farallon Capital Institutional Partners III, L.P., Four Crossings Institutional Partners V, L.P., Farallon Capital Offshore Investors II, L.P., Farallon Capital (AM) Investors, L.P., Farallon Capital F5 Master I, L.P., Farallon Partners, L.L.C., Farallon Institutional (GP) V, L.L.C., and Farallon F5 (GP), L.L.C., Joshua J. Dapice, Philip D. Dreyfuss, Hannah E. Dunn, Richard B. Fried, Varun N. Gehani, Nicolas Giauque, Avner A. Husen, David T. Kim, Michael G. Linn, Patrick (Cheng) Luo, Rajiv A. Patel, Thomas G. Roberts, Jr., Edric C. Saito, William Seybold, Daniel S. Short, Andrew J. M. Spokes, John R. Warren and Mark C. Wehrly (collectively, the “Farallon Reporting Persons”). The 13G/A states that, collectively, the Farallon Reporting Persons have shared voting and dispositive power over warrants to purchase 15,000,000 shares of common stock of Savara; however, the warrants can only be exercised to the extent such exercise would not cause the Farallon Reporting Persons to beneficially own more than 9.99% of the total number of shares of common stock of Savara outstanding immediately after giving effect to the exercise. The address of the Farallon Reporting Persons is c/o Farallon Capital Management, L.L.C., One Maritime Plaza, Suite 2100, San Francisco, California 94111.

(5)

The information as to beneficial ownership is based on a Schedule 13G filed on November 5, 2025 with the SEC on behalf of Deerfield Mgmt, L.P., Deerfield Management Company, L.P., Deerfield Partners, L.P., and James E. Flynn (collectively, the “Deerfield Reporting Persons”). The Schedule 13G states that, collectively, the Deerfield Reporting Persons have shared voting and dispositive power over 13,569,000 shares of common stock of Savara. The address of the principal business office of 345 Park Avenue South, 12th Floor, New York, NY 10010.

(6)

The information as to beneficial ownership is based on a Schedule 13G/A filed February 17, 2026 with the SEC on behalf of TCG Crossover GP I, LLC, TCG Crossover Fund I, L.P. and Chen Yu (collectively, the “TCG Reporting Persons”). The Schedule 13G/A states that the TCG Reporting Persons have shared voting and dispositive power over 12,362,205 shares of common stock of Savara. The address of each of the TCG Reporting Persons is 245 Lytton Ave., Suite 350, Palo Alto, CA 94301.

(7)

The information as to beneficial ownership is based on a Schedule 13G filed January 21, 2026 with the SEC on behalf of Blackrock, Inc. (“Blackrock”). The Schedule 13G states that Blackrock has sole voting power over 10,957,322 shares of common stock of Savara and sole dispositive power over 10,957,322 shares of common stock of Savara. The address of Blackrock is 50 Hudson Yards, New York, NY 10001.

(8)	Includes 2,752,952 shares of common stock of Savara issuable upon the exercise of options or vesting of RSUs within 60 days of the Evaluation Date.
(9)	Includes 146,591 shares of common stock of Savara issuable upon the exercise of options or vesting of RSUs within 60 days of the Evaluation Date.
(10)	Includes 198,591 shares of common stock of Savara issuable upon the exercise of options or vesting of RSUs within 60 days of the Evaluation Date.
(11)	Includes 189,557 shares of common stock of Savara issuable upon the exercise of options or vesting of RSUs within 60 days of the Evaluation Date.
(12)	Includes 147,750 shares of common stock of Savara issuable upon the exercise of options or vesting of RSUs within 60 days of the Evaluation Date.
(13)	Includes 172,000 shares of common stock of Savara issuable upon the exercise of options or vesting of RSUs within 60 days of the Evaluation Date.
(14)	Includes 743,312 shares of common stock of Savara issuable upon the exercise of options or vesting of RSUs within 60 days of the Evaluation Date.
(15)	Includes 400,625 shares of common stock of Savara issuable upon the exercise of options or vesting of RSUs within 60 days of the Evaluation Date.
(16)	Includes 132,188 shares of common stock of Savara issuable upon the exercise of options or vesting of RSUs within 60 days of the Evaluation Date.
(17)

Includes 5,197,203 shares of common stock of Savara held of record by our directors and executive officers and 5,656,851 shares of common stock of Savara issuable upon the exercise of options or vesting of RSUs within 60 days of the Evaluation Date.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Our Audit Committee’s charter (which can be found at https://investors.savarapharma.com/governance/default.aspx) requires that the Audit Committee review and approve any proposed related-party transaction that would require disclosure pursuant to Item 404 of Regulation S-K.

Savara has had no related party transactions requiring disclosure under applicable SEC rules since January 1, 2024.

EQUITY COMPENSATION PLAN INFORMATION

The table below provides information about our common stock that, as of December 31, 2025, may be issued upon the exercise of options and the vesting of RSUs under the following equity compensation plans (which are all our equity compensation plans; provided, however, that currently new equity awards may only be issued under the 2024 Omnibus Incentive Plan and the 2021 Inducement Plan):

•	2024 Omnibus Incentive Plan (the “2024 Plan”)

•	Amended and Restated 2015 Omnibus Incentive Plan (the “2015 Plan”)

•	Savara Inc. Stock Option Plan (the “2008 Plan”)

•	2021 Inducement Equity Incentive Plan (the “2021 Inducement Plan”)

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights		(b) Weighted average exercise price of outstanding options, warrants and rights (1)	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity Compensation Plans Approved by Stockholders
2008 Plan	127,612	(2)	$1.60	—
2015 Plan	6,616,163	(3)	$2.60	—
2024 Plan	10,120,937	(4)	$3.39	3,134,152
Equity Compensation Plans Not Approved by Stockholders	3,283,750	(5)	$2.59	1,098,321
Total	20,148,462			4,232,473

(1)	The weighted average exercise price does not take into account the shares issuable upon vesting of outstanding RSUs, which have no exercise price.
(2)	Represents shares issuable upon the exercise of outstanding options granted under the 2008 Plan.
(3)	Represents shares issuable upon the exercise of outstanding options granted under the 2015 Plan.
(4)

Includes 3,868,937 shares issuable upon the exercise of outstanding options granted under the 2024 Plan and 6,252,000 shares issuable upon the vesting of RSUs granted under the 2024 Plan. Does not include 160,000 vested but unsettled RSUs for which members of our Board have elected to defer settlement until termination of their service. For more information regarding the 2024 Plan, refer to Note 11 to our audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2025.

(5)

Includes 2,630,750 shares issuable upon the exercise of outstanding options granted under the 2021 Inducement Plan and 653,000 shares issuable upon the vesting of RSUs granted under the 2021 Inducement Plan. For more information regarding the 2021 Inducement Plan, refer to Note 11 to our audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2025.

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

The following Compensation Discussion and Analysis describes our compensation philosophy and the material elements of compensation in 2025 for our executive officers identified in the Summary Compensation Table below, who are referred to as our “NEOs.” For the year ended December 31, 2025, our NEOs were:

•	Matthew Pauls, Chief Executive Officer

•	Yasmine Wasfi, Chief Medical Officer

•	Robert Lutz, Chief Operating Officer

•	David Lowrance, Chief Financial & Administrative Officer and Secretary

Overview

Hiring and retaining well-performing executives is important to our ongoing success. Our executive compensation program is intended to attract and retain qualified executive officers and to align the interests of our executive officers with those of our stockholders by incentivizing and rewarding achievement of business objectives that will enhance Savara’s value and by promoting commitment to long-term success. As a clinical-stage biopharmaceutical company, these objectives are to be accomplished primarily by positioning us to successfully execute our drug product development and regulatory approval efforts and to translate those efforts, over time, into revenues and income from commercialization of, or strategic collaborations with respect to, our product candidates. To that end, our executive compensation packages include a base salary to provide an element of income stability and security that compensates our executive officers for expected day-to-day performance, annual performance-based cash incentives to motivate our executive officers to achieve near-term corporate goals that are set by our Board of Directors and intended to enhance the value of our company, and significant long-term incentives in the form of stock-based compensation to further align the interests of our executive officers with those of our stockholders, reward long-term value-creation, and increase retention. The components of our executive compensation program are also intended to complement each other and offset risk of overemphasis on short-term goals to the detriment of long-term value creation.

Neither our Board of Directors nor the Compensation Committee has adopted any formal or informal policies or guidelines for allocating compensation between cash and non-cash compensation, or among different forms of non-cash compensation. The determination of the Board of Directors or Compensation Committee as to the appropriate use and weight of each component of executive compensation has been historically subjective, based on its view of the relative importance of each component in meeting our overall objectives.

Our Compensation Committee is responsible for designing our executive compensation program each year and recommending it for approval by our Board of Directors. The Compensation Committee considers a number of factors, including the input of our Chief Executive Officer related to the compensation of executives other than himself. Additionally, our Compensation Committee engaged Aon (formerly Radford, “Aon”), an independent executive compensation consultant, to assist in evaluating our compensation practices, including measuring the competitiveness of our compensation practices against an appropriate peer group. Prior to engaging Aon, our Compensation Committee conducted a specific review of its relationship with Aon and determined that Aon’s work for the Compensation Committee did not raise any conflicts of interest, consistent with the guidance provided under the Dodd–Frank Act, and by the SEC and Nasdaq rules. Aon reports directly to our Compensation Committee Chair, takes direction from our Compensation Committee, and does not provide Savara with any services other than the services provided at the request of our Compensation Committee. Our Compensation Committee continues to monitor the independence of its compensation consultant on a periodic basis.

The Compensation Committee and Aon reviewed data from Aon’s Salary Increase & Turnover Study targeting biopharmaceutical companies as well as the compensation practices of a peer group of comparable companies. The Compensation Committee also considered the company’s performance and the performance of each of the executive officers. Based on that review, in December 2024, our Compensation Committee recommended, and our Board of Directors approved, compensation packages for our executive officers that included base salary and annual performance-based cash compensation targets for 2025. In December 2025, our Board of Directors, upon the recommendation of our Compensation Committee, (i) evaluated the achievement of the performance-based targets and (ii) approved equity awards to each of our NEOs.

Factors for Determining 2025 Compensation

Performance

One of the primary objectives of our executive compensation program is to motivate our executive officers to achieve strategic goals that our Board of Directors believes will lead to short-term and long-term value creation for our stockholders. As discussed above, given the nature of our business and our life-cycle stage, these goals are largely tied to advancement of our product pipeline through the attainment of clinical and regulatory milestones, securing adequate funding, and managing our cash resources consistent with forecast and strategic plans. Although our Board of Directors establishes pre-approved goals in connection with setting the bonus targets, it retains significant discretion to assess performance in a subjective, non-formulaic manner.

Competitive Assessment

Our Board of Directors and Compensation Committee believe that examining data from similarly situated companies in our industry and establishing a peer group and reviewing compensation packages offered and paid to similar positions of that peer group provide useful information in evaluating our executive compensation practices, including the structure and levels of compensation that will allow us to attract, retain and motivate our executive officers and also align their interests with those of our stockholders.

In the third quarter of 2024, in consultation with Aon, our Compensation Committee reviewed the peer group of publicly traded companies in the biotechnology and biopharmaceutical industries in a similar stage of development used in its compensation assessment from the prior year and refined the peer group to more closely align with our market capitalization at the time of the selection (companies with a market capitalization approximately one-third to three times that of Savara) and to replace peer companies that were no longer operating. The following peer group was recommended by Aon and approved by the Compensation Committee and our management for consideration when evaluating equity awards granted to executive officers in December 2024, and for other decisions relating to 2025 compensation:

• 89Bio, Inc.	• aTyr Pharma, Inc.	• Pliant Therapeutics, Inc.
• Anavex Life Sciences Corp.	• Edgewise Therapeutics, Inc.	• Scholar Rock, Inc.*
• Annexon, Inc.	• Fulcrum Therapeutics, Inc.	• Soleno Therapeutics, Inc.
• Apogee Therapeutics Inc.*	• KalVista Pharmaceuticals, Inc.	• Vera Therapeutics, Inc.
• Applied Therapeutics Inc.*	• Keros Therapeutics, Inc.	• Verona Pharma plc
• Arcturus Therapeutics Holdings Inc.	• Liquidia Corporation*	• Viridian Therapeutics, Inc.
• Ardelyx, Inc.	• Mineralys Therapeutics, Inc.*

*	Added to the peer group in 2024.

In anticipation of its 2025 annual review of compensation, in the third quarter of 2025, again in consultation with Aon, our Compensation Committee reviewed the above peer group and made certain adjustments to align more closely with our stage of development and market capitalization. Specifically, Applied Therapeutics, Inc., Fulcrum Therapeutics, Inc., Keros Therapeutics, Inc., Pliant Therapeutics, Inc., Soleno Therapeutics, Inc., and Verona Pharma plc were removed, and Abeona Therapeutics Inc., Altimmune, Inc., Amylyx Pharmaceuticals, Inc., Astria Therapeutics, Inc., Gossamer Bio, Inc., and Theravance Biopharma, Inc. were added. This updated peer group was considered by the Compensation Committee when evaluating the equity awards granted to our executive officers in 2025.

To effectively recruit, retain and motivate key employees, we believe our executive compensation must be competitive within the peer group in which we compete, while also aligned with the interest of our stockholders. Our Compensation Committee used the compensation data from the peer group as well as available survey data to assist in its evaluation of the compensation of our executive officers and as a factor in its recommendations. However, we do not benchmark executive compensation to the compensation at the peer group.

Executive Compensation Components

Base Salary

The purpose of the base salary component of our executive compensation program is to provide a level of income that allows us to attract and retain executive talent and mitigate pressure to focus on stock price performance to the detriment of other important aspects of our business by providing an element of income stability and security. The base salary represents fixed cash compensation recognizing individual performance, scope of responsibility, leadership skills and experience, and it compensates an executive for performing his or her job responsibilities on a day-to-day basis. The base salaries of our executive officers are initially established through arm’s-length negotiation at the time of hire. Base salaries are then reviewed at least annually by the Compensation Committee and may be adjusted to realign with market levels after taking into account individual responsibilities, performance and experience. The Compensation Committee also evaluates an executive officer’s base salary in the context of the executive’s other compensation components to ensure that the executive’s compensation package is in line with our overall compensation philosophy and objectives as discussed above.

In December 2024, our Compensation Committee assessed the base salary levels of our NEOs. The Compensation Committee considered the recommendations of Aon and reviewed data from the Salary Increase & Turnover Study targeting biopharmaceutical companies and the compensation practices of the peer group of comparable companies described above. Following its review and consideration of the Aon recommendations and data, as well as individual performance, the Compensation Committee recommended approval of the 2025 base salary of each of our NEOs to the Board of Directors, which the Board of Directors approved. The 2025 base salaries for the NEOs were as follows:

Executive Officer	Salary		% Increase
Matthew Pauls	$660,000		6.45%
Yasmine Wasfi	$467,303	[1]	3.50%
Robert Lutz	$471,000		3.63%
David Lowrance	$471,000		3.50%

1	Dr. Wasfi was promoted from EVP, Head of Clinical Development to Chief Medical Officer in October 2025, and her salary was increased to $505,000 at that time.

Annual Cash Incentives

Although we do not have a written bonus plan, the Board of Directors sets performance targets annually for each of the NEOs, and the NEOs receive bonuses at the end of each year based on achievement against those targets. These bonuses are designed to motivate our executive officers to achieve near-term goals and are intended to reward the attainment of annual corporate and individual goals that we believe will enhance the long-term value of our company.

In January 2025, the Compensation Committee recommended, and the Board of Directors approved, the target bonus amounts and performance targets for 2025 for Mr. Pauls, Mr. Lutz, and Mr. Lowrance. After considering market data and input from Aon and the practices of the peer group, the Compensation Committee recommended, and the Board of Directors approved, that the 2025 target bonus amounts would remain the same percent of base salary as 2024 for each of those NEOs. Dr. Wasfi was not an executive officer at that time, and her target bonus amount and performance targets for 2025 were set by management. The approved 2025 target bonus amounts as a percent of salary for each of the NEOs were as follows:

Executive Officer	Bonus Target (% of base salary)
Matthew Pauls	50%
Yasmine Wasfi	40%
Robert Lutz	40%
David Lowrance	40%

The total bonus opportunity for each executive was based on the achievement of certain performance goals. For the Chief Executive Officer, the Board determined that the achievement of companywide goals established by the Chief Executive Officer and the Board of Directors would represent 100% of the bonus award. For each of Dr. Wasfi, Mr. Lutz, Mr. Lowrance, the achievement of the companywide goals would represents 75% of the bonus award and the achievement of individual performance measures represents 25% of the award. For Mr. Lutz, the individual performance measures consisted of objectives related to business development, product supply, regulatory affairs, and quality assurance activities. For Mr. Lowrance, the individual performance measures consisted of objectives related to financial reporting metrics and budgeting, contract negotiations, strategic planning, human resources activities, and IT and administrative activities and support. For Dr. Wasfi, the individual performance measures consisted of objectives related to clinical development activities to support regulatory filings, the Savara Early Access Program, publications, clinical studies, and investor relations activities.

The companywide performance goals for 2025 were intended to focus the management team on strategic objectives and inform the setting of individual goals for the executives and their teams. The approved goals and weightings for each goal are set forth below. In certain instances, the goals approved by the Board are described but the specifics are not disclosed due to commercial sensitivity.

•
Optimize Molgramostim Nebulizer Solution Program (50%)
. Included goals related to submission of regulatory applications in the U.S. and EU by specified deadlines, ensuring vendor inspection readiness, planning for a potential Advisory Committee, and completing manufacturing readiness of drug substance at a secondary manufacturer.

•
Launch Readiness for Molbreevi in the U.S. (30%)
. Included goals related to establishing the core Molbreevi value proposition, preparing the distribution network and patient support services, ensuring sufficient commercial launch supply, executing the hiring plan, and introducing a dried blood spot test under the aPAP ClearPath Testing Program.

•	Advance Strategic Planning (15%) . Included goals related to strategic planning for operations outside of the U.S., particularly in Europe.

•	Operational and Compliance Management (5%) . Operate within 5% of the 2025 approved budget and within the Company’s compliance framework.
In December 2025, the Compensation Committee met to review performance against the 2025 corporate goals and to recommend bonus amounts to our Board of Directors for approval. The Compensation Committee determined that the companywide goals had been met at the 90% level, which resulted in a payout of 90% of the portion of the amount of the bonus award that was based on the achievement of the companywide goals. In addition, it was determined that the individual achievement portion of the bonus for Dr. Wasfi should be paid at the 100% level for each of Mr. Lutz and Mr. Lowrance at the 105% level due to their exceptional efforts during 2025.
The following table sets forth the total awards recommended by the Compensation Committee and approved by our Board of Directors in December 2025 for the named executive officers:

Executive Officer	Bonus Award
Matthew Pauls	$297,000
Yasmine Wasfi	$186,850
Robert Lutz	$176,625
David Lowrance	$176,625
Long-Term Incentive Awards – Stock Options and Restricted Stock Units
We believe that stock-based compensation, such as stock options and restricted stock units (“RSUs”), serves to further align the interests of our executive officers with those of our stockholders, reward long-term value-creation, and increase retention, and it is therefore a significant element of our executive compensation. We do not have a formal plan requiring us to grant equity awards on specified dates; however, we typically grant options and/or RSUs to our employees, including executives, upon the commencement of their employment and make additional grants on an annual basis as part of the annual review of performance and compensation at the December meeting of the Board of Directors. Neither the Board of Directors nor the Compensation Committee takes material nonpublic information into account when determining the timing or terms of equity awards, and the Company does not time the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation. During the year ended December 31, 2025, we did not grant equity awards to our NEOs during the four business days prior to or the one business day following the filing of our periodic reports or the filing or furnishing of a Form
8-K
that disclosed material nonpublic information.
Our equity incentive plans permit both time-based and performance-based vesting of awards. The vesting schedule for long-term incentive awards for our NEOs has historically been time-based. Because vesting occurs over multiple years and only if the employee continues to be employed with us at the time of vesting, and because the realized value of the equity awards is directly related to our stock price, our Board of Directors believes these equity awards encourage our employees to remain with our company, promote a long-term perspective on corporate success, directly incentivize the NEOs to build long-term value, and align the interests of our employees, including the NEOs, with our stockholders. However, in December 2025, our Compensation Committee recognized upcoming milestones that are key to the Company’s success, and it recommended that the Board of Directors approve equity incentive awards with performance-based vesting based on a desire to appropriately motivate employees to achieve these critical milestones and enhance retention. Specifically, the Compensation Committee recommended RSUs for the Company’s executives with vesting tied to the achievement of regulatory approval of the Company’s product candidate.
We generally make an initial equity award to our executive officers in connection with the commencement of their employment or with a promotion. In connection with the promotion of Dr. Wasfi to Chief Medical Officer in October 2025, our Board of Directors granted her an option to purchase 70,000 shares of our common stock, which vests quarterly over four years, and an RSU award for 35,000 shares of our common stock, which vests in full upon the two-year anniversary
of the date of her promotion.
In December 2025, our Compensation Committee and our Board of Directors considered equity awards to our employees, including our NEOs, in connection with the annual performance and compensation review process. After considering the performance of the executives, as well as the market data provided by Aon, the Compensation Committee recommended, and the Board of Directors approved, the following equity awards to the NEOs:

Executive Officer	Number of RSUs (1)
Matthew Pauls	600,000
Yasmine Wasfi	240,000
Robert Lutz	250,000
David Lowrance	250,000

(1)
Two-thirds
of the shares subject to the RSU shall vest in full on the date that the U.S. Food and Drug Administration approves the Company’s Biologics License Application (the “BLA”) for molgramostim for the treatment of autoimmune PAP and
(ii) one-third
of the shares subject to the RSU shall vest in full on the date that the European Medicines Agency approves the Company’s marketing authorisation application for molgramostim for the treatment of autoimmune PAP.

Other Elements of Compensation
We maintain broad-based benefits that are provided to all regular, full-time employees (including the NEOs), including health, dental and vision insurance, health savings accounts with company contribution, disability insurance, paid time off, and a 401(k) plan with company match potential. We believe these benefits enable us to offer competitive compensation packages and support employee focus and productivity.
We did not provide any of the NEOs with perquisites in 2025 that exceeded $10,000 in the aggregate for any person.
NEO Employment Agreements
We believe that concerns about potential job loss or the possibility or occurrence of a change-in-control
can create uncertainty for our NEOs that may negatively affect their performance. Accordingly, we have entered into employment agreements with each of our executive officers, which provide for severance benefits upon a qualifying termination of employment and the executive’s compliance with certain post-termination obligations, including delivery of a general release of claims. Those severance benefits are described below under “Potential Payments upon Termination or Change in Control.”

Results of “Say on Pay” Advisory Vote on Executive Compensation
At our 2025 annual meeting of stockholders, approximately 97% of shares that voted on the “say on pay” proposal approved, on an advisory basis, the compensation paid to our NEOs as disclosed in our definitive proxy statement for that meeting. By the time of the 2025 annual meeting in June 2025, the Compensation Committee had already recommended, and the Board of Directors had approved, a majority of the components of 2025 compensation for the NEOs; however, the Compensation Committee considered the results of the 2024 advisory vote (where we received 95% approval) when making their recommendations. Additionally, the Compensation Committee considered the results of the 2025 advisory vote when recommending the remaining elements of executive compensation for 2025. Our Compensation Committee intends to monitor the results of advisory votes in making future recommendations.
Prohibition on Hedging the Economic Risk of Ownership in Our Securities
For a description of restrictions related to hedging, please see the section entitled “Prohibition on Hedging and Speculative Transactions Involving our Securities.”
Clawback Policy
In 2023, our Compensation Committee adopted a clawback policy to comply with NASDAQ and SEC rules. Under the policy, if the Company is required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement under the U.S. federal securities laws, the Compensation Committee shall, subject to limited exceptions, seek to recover “excess incentive-based compensation” from each individual who is a Section 16 officer or was a Section 16 officer during the performance period for such incentive-based compensation. For this purpose, excess incentive-based compensation generally is the amount of incentive-based compensation that is based on a financial performance measure that is in excess of the amount that otherwise would have been received had such incentive-based compensation been determined based on restated amounts in the accounting restatement. The clawback policy applies to incentive-based compensation for which the financial performance metric was attained during the three-year period preceding the date of the accounting restatement.
Insider Trading Policy
The company has adopted an insider trading policy which is reasonably designed to promote compliance with insider trading laws and applicable rules and regulations, including those imposed by the SEC and Nasdaq. The insider trading policy applies to all directors, officers, employees and certain third parties, including consultants, of the company and prohibits purchases, sales, and other transactions involving the company’s securities or the securities of any other companies while in possession of material non-public information
regarding the company or such other companies and from disclosing such information to others. It also imposes additional restrictions, including blackout periods and pre-clearance
requirements. Since the company has not historically engaged in stock buybacks and grants awards during open windows, the company has not adopted formal policies and procedures with respect to the company’s transactions in its own securities.
Compensation Risk Assessment
The Compensation Committee evaluates our executive compensation program on an annual basis to confirm that it does not incentivize excessive risk-taking. Our executive compensation program includes a mix of different types of compensation (base salary, annual performance-based cash bonuses, and long-term equity incentive awards), which provides balance between fixed and performance-based compensation and as to the timing of pay realization. We also believe that our compensation program encourages and rewards prudent business judgment and incentivizes our executive officers to achieve near-term goals but not to the detriment of long-term value creation, which further aligns the interests of the executive officers with those of our stockholders. Based on its latest review, the Compensation Committee concluded that our executive compensation program does not create risks that are reasonably likely to have a material adverse impact on our company.
Conclusion
Attracting, retaining, and motivating key employees is essential to creating stockholder value. We believe offering a competitive compensation program with the appropriate mix of base salary and performance-based compensation, including a substantial equity component, and providing for post-termination compensation in certain circumstances, helps us achieve our business objectives and aligns the interest of our executive officers with those of our stockholders. We believe that our 2025 executive compensation was appropriate in that regard.
Compensation Committee Interlocks and Insider Participation
During 2025, the Compensation Committee consisted of Mr. Elam, Dr. McCracken and Dr. van
Es-Johansson.
No member of the Compensation Committee has ever been an executive officer or employee of Savara. None of our executive officers currently serve, or served during 2024, on the compensation committee or board of directors of a company that has an executive officer serving as a member of our Board of Directors or Compensation Committee.
COMPENSATION COMMITTEE REPORT
The Compensation Committee of the Board of Directors has reviewed and discussed with management the Compensation Discussion and Analysis contained in this proxy statement and, based on such review and discussions, has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.
COMPENSATION COMMITTEE
Nevan Elam
Joseph McCracken
An van
Es-Johansson
The material in the foregoing Compensation Committee Report is not “soliciting material,” shall not be deemed “filed” with the U.S. Securities and Exchange Commission, and shall not be incorporated by reference in any filing of Savara Inc. under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

EXECUTIVE COMPENSATION TABLES

Summary Compensation Table

The following table sets forth compensation information for the NEOs for the years ended December 31, 2025 and 2024:

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) (1)	Option Awards ($) (1)	Non-Equity Incentive Plan Compensation ($) (2)	All Other Compensation ($)		Total ($)
Matthew Pauls (3)	2025	660,000	—	3,870,000	—	297,000	18,000	(4)	4,845,000
Chief Executive Officer	2024	620,000	31,000	1,340,000	2,593,011	310,000	18,000	(4)	4,912,011
Yasmine Wasfi	2025	476,728	—	1,691,850	246,742	186,850	18,000	(4)	2,620,170
Chief Medical Officer
Robert Lutz	2025	471,000	—	1,612,500	—	176,625	18,000	(4)	2,278,125
Chief Operating Officer	2024	454,480	18,179	335,000	864,337	181,792	18,000	(4)	1,871,788
David Lowrance	2025	471,000	—	1,612,500	—	176,625	18,000	(4)	2,278,125
Chief Financial & Administrative Officer & Secretary	2024	455,063	18,203	335,000	864,337	182,025	18,000	(4)	1,872,628

(1)

Amounts shown in this column do not reflect compensation actually received by the NEO. The amounts in this column represent the aggregate grant date fair value of stock awards or option awards granted to the NEO in the year indicated, calculated in accordance with the provisions of Financial Accounting Standards Board, or FASB, Accounting Standards Codification, or ASC, Topic 718, Stock Compensation, except that any estimate of forfeitures was disregarded. For a description of the assumptions used to calculate these amounts, see Note 11 to our audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2025.

(2)

Amounts in this column represent annual cash incentive awards paid to each executive officer under our annual cash incentive program. For further information, see “Compensation Discussion and Analysis—Executive Compensation Components—Annual Cash Incentives.”

(3)	Mr. Pauls did not receive any additional compensation for his service as a director.
(4)	Includes $18,000 in employer 401(k) plan matching contributions.

Grants of Plan-Based Awards

The following table sets forth information regarding grants of plan-based awards to the NEOs for the year ended December 31, 2025:

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)				All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($) (2)
Name	Grant Date	Threshold ($)	Target ($)		Maximum ($)
Matthew Pauls	—	—	330,000	(3)	—	—	—	—	—
	12/9/2025	—	—		—	600,000	—	—	3,870,000
Yasmine Wasfi	—	—	202,000	(3)	—	—	—	—	—
	10/20/2025	—	—		—	35,000	—	—	143,850
	10/20/2025	—	—		—	—	70,000	3.52	246,742
	12/9/2025	—	—		—	240,000	—	—	1,548,592
Robert Lutz	—	—	188,400	(3)	—	—	—	—	—
	12/9/2025	—	—		—	250,000	—	—	1,612,500
David Lowrance	—	—	188,400	(3)	—	—	—	—	—
	12/9/2025	—	—		—	250,000	—	—	1,612,500

(1)	The annual incentive plan provides only for a target payment amount, and not a threshold or maximum amount.

(2)

Amounts shown in this column do not reflect compensation actually received by the NEO. The amounts in this column represent the aggregate grant date fair value of RSU and option awards granted to the NEO in the year indicated, calculated in accordance with the provisions of FASB ASC Topic 718, Stock Compensation, except that any estimate of forfeitures was disregarded. For a description of the assumptions used to calculate these amounts, see Note 11 to our audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2025.

(3)

The amounts reported represent the performance-based incentive cash awards each NEO could earn pursuant to our executive bonus plan for the year ended December 31, 2025, as described above under “Compensation Discussion and Analysis—Executive Compensation Components—Annual Cash Incentives” above. The actual amounts earned for the year ended December 31, 2025 are set forth in the “Non-Equity Incentive Plan Compensation” column in the Summary Compensation Table above.

Outstanding Equity Awards at Fiscal Year-End 2025

The following table sets forth information regarding outstanding equity awards held by the NEOs as of December 31, 2025.

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable (1)		Number of Securities Underlying Unexercised Options (#) Unexercisable (1)		Option Exercise Price ($/sh)	Option Expiration Date	Number of shares or units of stock that have not vested (#)		Market value of shares or units of stock that have not vested ($)
Matthew Pauls	3,750		—		5.13	5/25/2027	—		—
	12,000		—		7.33	12/13/2028	—		—
	12,000		—		1.59	12/20/2029	—		—
	898,639		—		1.32	9/15/2030	—		—
	500,000		—		1.23	12/16/2030	—		—
	350,000		—		1.11	12/14/2031	—		—
	525,000	(2)	175,000	(2)	1.51	12/13/2032	—		—
	112,500	(3)	112,500	(3)	4.45	12/14/2033	—		—
	225,000	(4)	675,000	(4)	3.35	12/12/2034	400,000	(5)	2,412,000
	—		—		—	—	600,000	(6)	3,618,000
Yasmine Wasfi	55,000	(7)	55,000	(7)	4.13	12/11/2023	—		—
	43,750	(4)	131,250	(4)	3.35	12/12/2024	75,000	(5)	452,250
	—		70,000	(8)	4.11	10/20/2025	35,000	(9)	211,050
	—		—		—	—	240,000	(6)	1,447,200
Robert Lutz	240,625	(10)	109,375	(10)	2.53	2/24/2033	—		—
	20,000	(3)	20,000	(3)	4.45	12/14/2033	—		—
	75,000	(4)	225,000	(4)	3.35	12/12/2034	100,000	(5)	603,000
	—		—		—	—	250,000	(6)	1,507,500
David Lowrance	80,684		—		1.51	10/25/2026	—		—
	200,000		—		11.26	8/2/2028	—		—
	150,000		—		1.59	12/20/2029	—		—
	260,000		—		1.23	12/16/2030	—		—
	100,000		—		1.11	12/14/2031	—		—
	187,500	(2)	62,500	(2)	1.51	12/13/2032	—		—
	20,000	(3)	20,000	(3)	4.45	12/14/2033	—		—
	75,000	(4)	225,000	(4)	3.35	12/12/2034	100,000	(5)	603,000
	—		—		—	—	250,000	(6)	1,507,500

(1)

The vesting schedules described for each option in this table are subject to the NEO’s continued service to our company and to acceleration in connection with an involuntary termination in connection with a change of control, as described below under “Potential Payments upon Termination or Change in Control—Executive Employment Agreements.”
(2)	This option vests and becomes exercisable in 16 substantially equal installments on each quarterly anniversary of December 13, 2022.
(3)	The option vests and becomes exercisable in 16 substantially equal installments on each quarterly anniversary of December 14, 2023.
(4)	The option vests and becomes exercisable in 16 substantially equal installments on each quarterly anniversary of December 12, 2024.
(5)	The RSUs vest in full on December 12, 2026.
(6)

Two-thirds of the RSUs vest in full on the date that the FDA approves the Company’s BLA for molgramostim for the treatment of autoimmune PAP and (ii) one-third of the RSUs vest in full on the date that the EMA approves the Company’s marketing authorisation application for molgramostim for the treatment of autoimmune PAP.

(7)	The option vests and becomes exercisable in 16 substantially equal installments on each quarterly anniversary of December 4, 2023.
(8)	The option vests and becomes exercisable in 16 substantially equal installments on each quarterly anniversary of October 17, 2025.
(9)	The RSUs vest in full on October 17, 2027.
(10)	The option vests and becomes exercisable in 16 substantially equal installments on each quarterly anniversary of February 13, 2023.

Option Exercises and Stock Vested in Fiscal Year 2025

The following table provides, for each of the NEOs, information with respect to the exercise of stock options and, on an aggregate basis, stock awards that vested during 2025:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of shares acquired on vesting	Value realized on vesting ($)(1)
Matthew Pauls	—	—	450,000	3,114,000
Yasmine Wasfi	—	—	80,000	509,600
Robert Lutz	—	—	300,000	1,503,400
Dave Lowrance	—	—	160,000	1,107,200

(1)

Value realized on vesting of stock awards does not represent proceeds from any sale of any common stock upon its vesting but is determined by multiplying the number of shares vested by the closing price of our common stock on the Nasdaq Global Select Market on the vesting date.

Pension Benefits

We do not maintain any plan that provides for payments or other benefits at, following, or in connection with retirement, other than a 401(k) plan, which all eligible employees participate in on the same basis.

Nonqualified Deferred Compensation

We do not maintain any defined contribution or other plan that provides for the deferral of compensation on a basis that is not tax-qualified.

Potential Payments upon Termination or Change in Control

NEO Employment Agreements

As discussed above under “Compensation Discussion and Analysis,” we have entered into executive employment agreements with each of the NEOs. Those executive employment agreements require us to make specified payments and provide specified benefits related to their outstanding equity awards in the event of a qualifying termination of employment, subject to the officer’s compliance with the terms and conditions in the agreement.

Mr. Pauls

The executive employment agreement with Mr. Pauls provides that if Mr. Pauls’ employment is terminated (i) by Savara without “cause” (as defined in the agreement), (ii) due to resignation by Mr. Pauls for “good reason” (as defined in the agreement), or (iii) due to his death or disability, and, in the case of (i) and (ii), such termination occurs outside of the period beginning three months prior to, and ending 12 months following, a “change of control” (as defined in the agreements) (the “change of control period”), then, subject to him timely signing and not revoking a separation agreement and release of claims agreement, Mr. Pauls would be entitled to receive:

•

a lump sum payment equal to (i) 18 months of his then-current base salary, plus (ii) 100% of his target bonus, plus (iii) a pro-rated portion of his target bonus based on the number of days he was employed by our company during the relevant performance period;

•

reimbursements for payments the executive makes for continued healthcare coverage pursuant to COBRA until the earlier of (i) the date 18 months from the termination date or (ii) the date upon which he and his eligible dependents become covered under similar plans; and

•

accelerated vesting as to 100% of his equity awards and an extension of the exercise period of the awards until the earlier of (i) the 18-month anniversary of the termination date and (ii) the original expiration date of the applicable award.

The executive employment agreement also provides that if Mr. Pauls’ employment is terminated (i) by Savara without cause, or (ii) due to resignation by Mr. Pauls for good reason and such termination occurs during the change of control period, then, subject to him timely signing and not revoking a separation agreement and release of claims agreement, Mr. Pauls would be entitled to receive:

•

a lump sum payment equal to (i) 24 months of his then-current base salary plus (ii) 100% of his target bonus, plus (iii) a pro-rated portion of his target bonus based on the number of days he was employed by our company during the relevant performance period;

•

reimbursements for payments the executive makes for continued healthcare coverage pursuant to COBRA until the earlier of (i) the date 24 months from the termination date or (ii) the date upon which he and his eligible dependents become covered under similar plans; and

•

accelerated vesting as to 100% of his equity awards and an extension of the exercise period of the awards until the earlier of (i) the 24-month anniversary of the termination date and (ii) the original expiration date of the applicable award.

Dr. Wasfi, Mr. Lutz and Mr. Lowrance

The executive employment agreement with each of Dr. Wasfi, Mr. Lutz and Mr. Lowrance provide that if Dr. Wasfi, Mr. Lutz or Mr. Lowrance’s employment is terminated (i) by Savara without “cause” (as defined in the agreement), (ii) due to resignation by the executive for “good reason” (as defined in the agreement), or (iii) due to death or disability, and, in the case of (i) and (ii), such termination occurs outside of the period beginning three months prior to, and ending 12 months following, a “change of control” (as defined in the agreements) (the “change of control period”), then, subject to him timely signing and not revoking a separation agreement and release of claims agreement, each of Dr. Wasfi, Mr. Lutz and Mr. Lowrance would be entitled to receive:

•

a lump sum payment equal to (i) 12 months of his or her then-current base salary plus (ii) a pro-rated portion of his or her target bonus based on the number of days the executive was employed by our company during the relevant performance period;

•

reimbursements for payments the executive makes for continued healthcare coverage pursuant to COBRA until the earlier of (i) the date 12 months from the termination date or (ii) the date upon which he or she and/or his or her eligible dependents becomes covered under similar plans; and

•

accelerated vesting as to the number of stock options that would have otherwise vested pursuant to the executive’s equity awards had he or she remained employed by our company for 12 months following his or her termination date.

The executive employment agreements also provide that if the executive’s employment is terminated (i) by Savara without cause, or (ii) due to resignation by the executive for good reason and such termination occurs during the change of control period, then, subject to him or her timely signing and not revoking a separation agreement and release of claims agreement, each of Dr. Wasfi, Mr. Lutz and Mr. Lowrance would be entitled to receive:

•

a lump sum payment equal to (i) 18 months of his or her then-current base salary, plus (ii) 100% of his or her target bonus, plus (iii) a pro-rated portion of his or her target bonus based on the number of days the executive was employed by our company during the relevant performance period;

•	a taxable lump sum payment equal to the amount the executive would pay for continued healthcare coverage pursuant to COBRA for 18 months from the termination date; and

•	accelerated vesting as to 100% of his or her equity awards.

Potential Payments Upon a Qualifying Termination of Employment

The following table sets forth quantitative estimates of the benefits that would have accrued to each of Mr. Pauls, Dr. Wasfi, Mr. Lutz, and Mr. Lowrance pursuant to their respective employment agreements if there had been a qualifying termination of the executive’s employment on December 31, 2025.

Name	Cash Severance Based on Salary and Bonus ($) (1)	Cost to Continue Health Insurance ($)(2)	Value of Accelerated Equity Awards ($)(3)	Value of Accrued Vacation ($)	Total ($)
Matthew Pauls	1,537,000	18,000	8,807,750	50,769	10,413,519
Yasmine Wasfi	505,000	36,000	2,102,550	11,001	2,654,551
Robert Lutz	647,625	36,000	2,633,550	35,325	3,352,500
David Lowrance	647,625	36,000	2,609,800	36,231	3,329,656

1)

Calculated using the annual base salary in effect as of December 31, 2025. As described above under “Potential Payments upon Termination or Change in Control,” in the event of a qualifying termination on that date each of the NEOs would have been entitled to a pro-rated portion of his or her target bonus based on the number of days the NEO was employed by us during the relevant performance period. As of December 31, 2025, the 2025 bonus amounts had been determined but not yet paid and are therefore included; the 2026 performance period had not yet begun. Additionally, Mr. Pauls would have been entitled to an amount equal to 100% of his target bonus.

2)	Calculated using insurance premiums in effect as of December 31, 2025.
3)	Calculated using the closing sale price of our common stock on December 31, 2025.

Potential Payments upon a Qualifying Termination of Employment due to Change in Control

The following table sets forth quantitative estimates of the benefits that would have accrued to each of Mr. Pauls, Dr. Wasfi, Mr. Lutz, and Mr. Lowrance pursuant to their respective employment agreements if there had been a change in control of our company and qualifying termination of the NEOs’ employment on December 31, 2025. The Company does not provide single trigger change in control benefits.

Name	Cash Severance Based on Salary and Bonus ($)(1)	Cost to Continue Health Insurance ($)(2)	Value of Accelerated Equity Awards ($)(3)	Value of Accrued Vacation ($)	Total ($)
Matthew Pauls	1,947,000	24,000	8,807,750	50,769	10,829,519
Yasmine Wasfi	901,942	54,000	2,701,150	11,001	3,668,093
Robert Lutz	883,125	54,000	3,127,913	35,325	4,100,363
David Lowrance	883,125	54,000	3,027,600	36,231	4,000,956

1)

Calculated using the annual base salary in effect as of December 31, 2025. As described above under “Potential Payments upon Termination or Change in Control,” in the event of a qualifying termination. For the bonus amounts, as of December 31, 2025, the 2025 bonus amounts had been determined but not yet paid and are therefore included; the 2026 performance period had not yet begun. Additionally, each of the NEOs would have been entitled to an amount equal to 100% of his or her target bonus.

2)	Calculated using insurance premiums in effect as of December 31, 2025.
3)	Calculated using the closing sale price of our common stock on December 31, 2025.

Pay Ratio Disclosure

As required by Item 402(u) of Regulation S-K, we are providing the following pay ratio information with respect to the year ended December 31, 2025.

The median of the annual total compensation of all employees of our company, except our Chief Executive Officer, for 2025 was $519,951, and the annual total compensation basis for our Chief Executive Officer, Mr. Pauls, for 2025 was $4,845,000. As a result, our Chief Executive Officer’s 2025 annual total compensation was approximately 9.3 times that of the median annual total compensation of all employees of our company.

We identified the median employee based on the total annual compensation, as determined using the Summary Compensation Table methodology set out in item 402(c)(2)(x) of regulation
S-K,
of all full-time and part-time employees as of December 31, 2025. In making the calculation, we used an annualized compensation amount for employees who were employed less than the full year.

	Median Employee ($)	Chief Executive Officer ($)
Salary	206,003	660,000
Bonus	—	—
Stock Awards	246,850	3,870,000
Option Awards	—	—
Non-Equity Incentive Plan Compensation	50,179	297,000
All Other Compensation	16,918	18,000

Total Compensation	519,951	4,845,000

Pay Versus Performance
As required by Item 402(v) of Regulation
S-K,
we are providing the following information about the relationship between executive “compensation actually paid” and the financial performance of our company.

Year	Summary Compensation Table Total for PEO (1)	Compensation Actually Paid to PEO (2)	Average Summary Compensation Table Total for Non-PEO NEOs (3), (4)	Average Compensation Actually Paid to Non-PEO NEOs (5)	Value of Initial Fixed $100 Investment Based on: Total Shareholder Return (6)	Net Loss (in thousands)
2025	$4,845,000	$9,894,876	$2,392,140	$3,508,188	$196	$(118,837)
2024	$4,912,011	$3,970,565	$1,872,208	$1,261,216	$65	$(95,881)
2023	$3,759,723	$5,656,943	$2,091,817	$2,355,922	$303	$(54,698)

(1)	Reflects the total compensation reported for Mr. Pauls, our Chief Executive Officer, for each corresponding year in the “Total” column of the Summary Compensation Table.
(2)
Reflects the “compensation actually paid” to Mr. Pauls, as computed in accordance with Item 402(v) of Regulation
S-K.
The dollar amounts do not reflect the actual amount of compensation earned by or paid to Mr. Pauls during the applicable year. In accordance with the requirements of Item 402(v) of Regulation
S-K,
the following adjustments were made to Mr. Pauls’ total compensation as reported in the Summary Compensation Table to determine the “compensation actually paid”:

Year	Summary Compensation Table Total	Deductions for Reported Grant Date Fair Value of Equity Awards (A)	Equity Award Adjustments (B)	Compensation Actually Paid
2025	$4,845,000	$(3,870,000)	$8,919,876	$9,894,876
2024	$4,912,011	$(3,933,011)	$2,991,565	$3,970,565
2023	$3,759,723	$(2,789,723)	$4,686,943	$5,656,943

(A)	Reflects the sum of the totals of the amounts reported in the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table for the applicable year.
(B)
The equity award adjustments for each applicable year include the addition (or subtraction, as applicable) of the following: (i) the year-end
fair value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of the year; (ii) the amount of change as of the end of the applicable year (from the end of the prior fiscal year) in fair value of any awards granted in prior years that are outstanding and unvested as of the end of the applicable year; (iii) for awards that are granted and vest in same applicable year, the fair value as of the vesting date; (iv) for awards granted in prior years that vest in the applicable year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value; (v) for awards granted in prior years that are determined to fail to meet the applicable vesting conditions during the applicable year, a deduction for the amount equal to the fair value at the end of the prior fiscal year; and (vi) the dollar value of any dividends or other earnings paid on stock or option awards in the applicable year prior to the vesting date that are not otherwise reflected in the fair value of such award or included in any other component of total compensation for the applicable year. The amounts deducted or added in calculating the equity award adjustments are as follows:

Year	Year End Fair Value of Outstanding and Unvested Equity Awards Granted in the Year	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Years	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation)	Total Equity Award Adjustments
2025	$3,870,000	$2,360,960	—	$2,688,916	—	—	$8,919,876
2024	$3,821,011	$(769,735)	—	$(59,711)	—	—	$2,991,565
2023	$3,689,446	$1,100,239	—	$(102,741)	—	—	$4,686,943

(3)	The NEOs included for purposes of calculating the average amounts in each applicable year are:
2025: Dr. Wasfi, Mr. Lutz, and Mr. Lowrance
2024: Mr. Lutz and Mr. Lowrance
2023: Mr. Lutz and Mr. Lowrance
(4)	Reflects the total compensation reported for the average of the amounts reported for our NEOs as a group (excluding Mr. Pauls) in the “Total” column of the Summary Compensation Table.
(5)
Reflects the average amount of “compensation actually paid” to our NEOs as a group (excluding Mr. Pauls), as computed in accordance with Item 402(v) of Regulation
S-K.
The dollar amounts do not reflect the actual average amount of compensation earned by or paid to the NEOs as a group (excluding Mr. Pauls) during the applicable year. In accordance with the requirements of Item 402(v) of Regulation
S-K,
the following adjustments were made to average total compensation for the NEOs as a group (excluding Mr. Pauls) total compensation as reported in the Summary Compensation Table to determine the “compensation actually paid,” using the same methodology described above in Note 2:

Year	Average Reported Summary Compensation Table Total for Non-PEO NEOs	Deductions for Average Reported Grant Date Fair Value of Equity Awards	Average Equity Award Adjustments (A)	Average Compensation Actually Paid to Non-PEO NEOs
2025	$2,392,140	$(1,721,197)	$2,837,245	$3,508,188
2024	$1,872,208	$(1,199,337)	$588,345	$1,261,216
2023	$2,091,817	$(1,396,343)	$1,660,447	$2,355,922

(A)	The amounts deducted or added in calculating the total average equity award adjustments are as follows:

Year	Average Year End Fair Value of Outstanding and Unvested Equity Awards Granted in the Year	Year over Year Average Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Years	Average Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Year over Year Average Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Average Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Average Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation)	Total Average Equity Award Adjustments
2025	$1,726,577	$892,639	—	$248,728	$(30,700)	—	$2,837,245
2024	$1,171,337	$(202,279)	—	$(380,714)	—	—	$588,345
2023	$1,833,235	$170,259	—	$(343,046)	—	—	$1,660,447

(6)
Total shareholder return is calculated by dividing the sum of the amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between our company’s share price at the end and the beginning of the measurement period by our company’s share price at the beginning of the measurement period. No dividends were paid on stock or option awards in 2023, 2024, or 2025.

Analysis of the Information Presented in the Pay versus Performance Table
As described in more detail in the section “Compensation Discussion and Analysis,” our executive compensation program is intended to align the interests of our executive officers with those of our stockholders, and as a clinical-stage biopharmaceutical company, that is accomplished by positioning the company to successfully execute our drug product development and regulatory approval efforts and to translate those efforts, over time, into revenues and income from commercialization of, or strategic collaborations with respect to, our product candidates. For that reason, we do not specifically align our performance measures with “compensation actually paid” (as computed in accordance with Item 402(v) of Regulation
S-K)
for a particular year, and we have not historically looked to net income (loss) as a performance measure for our executive compensation program.

The following graphs visually describe the relationship between (1) “compensation actually paid” to our PEO and the average “compensation actually paid” to our non-PEO
NEOs and cumulative total shareholder return and (2) “compensation actually paid” to our PEO and the average
“compensation actually paid” to our
non-PEO
NEOs and net loss.

Compensation Actually Paid and Company TSR
$12.0
$10.0
$8.0
$6.0
$4.0
$2.0
$-
IN MILLIONS
320
300
280
260
240
220
200
180
160
140
120
100
80
60
40
20
-
2023
2024
2025
PEO
AVERAGE FOR NON-PEO NEO's
TSR

Compensation Actually Paid and Net Loss
$12.0
$10.0
$8.0
$6.0
$4.0
$2.0
$-
IN MILLIONS
-
(10)
(20)
(30)
(40)
(50)
(60)
(70)
(80)
(90)
(100)
(110)
(120)
IN MILLIONS
2023
2024
2025
PEO
AVERAGE FOR NON-PEO NEO's
NET INCOME (LOSS)

DIRECTOR COMPENSATION

The following table shows compensation information for the individuals who served as non-employee directors during the year ended December 31, 2025. Mr. Pauls did not receive any additional compensation for his service as a director.

Director Compensation for Fiscal Year 2025

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	Total ($)
Nevan Elam (2)	59,000	258,000	317,000
Rick Hawkins (3)	50,000	258,000	308,000
Joe McCracken (4)	87,000	258,000	345,000
David A. Ramsay (5)	65,000	258,000	323,000
An van Es-Johansson (6)	57,000	258,000	315,000

1)

Amounts in this column do not reflect compensation actually received by the directors. The amounts in this column represent the aggregate grant date fair value of stock awards granted to the directors in 2024, calculated in accordance with the provisions of FASB ASC Topic 718, Stock Compensation, except that any estimate of forfeitures was disregarded. For a description of the assumptions used to calculate these amounts, see Note 11 to our audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2025.

2)

As of December 31, 2025, Mr. Elam held options to purchase a total of 106,591 shares of our common stock, 40,000 unvested RSUs, and 40,000 vested but unsettled RSUs for which he elected to defer settlement until termination of service on the Board.

3)

As of December 31, 2025, Mr. Hawkins held options to purchase a total of 158,591 shares of our common stock, 40,000 unvested RSUs, and 40,000 vested but unsettled RSUs for which he elected to defer settlement until termination of service on the Board.

4)

As of December 31, 2025, Dr. McCracken held options to purchase a total of 149,557 shares of our common stock, 40,000 unvested RSUs, and 40,000 vested but unsettled RSUs for which he elected to defer settlement until termination of service on the Board.

5)	As of December 31, 2025, Mr. Ramsay held options to purchase a total of 147,750 shares of our common stock and 40,000 unvested RSUs.
6)

As of December 31, 2025, Dr. van Es-Johansson held options to purchase a total of 132,000 shares of our common stock, 40,000 unvested RSUs, and 40,000 vested but unsettled RSUs for which she elected to defer settlement until termination of service on the Board.

Overview of Non-Employee Director Compensation

With the assistance of the Compensation Committee, our Board of Directors periodically reviews and evaluates the director compensation policy and adopts changes designed to allow us to recruit and retain individuals with the requisite experience, skills, and characteristics for membership on our Board of Directors. Under the policy, non-employee directors are compensated through a combination of cash fees and equity awards. Additionally, we reimburse non-employee directors for travel and other reasonable out-of-pocket expenses related to attendance at meetings of the Board of Directors and its committees.

In December 2024, our Compensation Committee reviewed our non-employee director compensation policy and market data provided by Aon. The Compensation Committee determined that the compensation provided in the policy was below market. The Compensation Committee recommended, and the Board of Directors approved, an increase in the cash fees for committee service and the annual equity awards. Our current non-employee director compensation policy is further described below.

Cash Fees

Each non-employee director receives an annual fee of $40,000 in cash for serving on the Board of Directors. In addition, the lead independent director is entitled to an annual cash fee of $30,000, and the chairs and members of the three standing committees of the Board of Directors are entitled to the following annual cash fees:

Board Committee	Chair Fee*($)	Member Fee ($)
Audit Committee	20,000	10,000
Compensation Committee	14,000	7,000
Nominating and Corporate Governance Committee	10,000	5,000

*	Any non-employee director who serves as chair of a committee shall not be entitled to a member fee for the same committee.

Equity Awards

In addition to the cash compensation, on December 9, 2025, each non-employee director received an annual grant of 40,000 RSUs, which vest in full on the one-year anniversary of the grant date. Each RSU award was granted under the 2024 Plan.

AUDIT COMMITTEE REPORT

Our management has the primary responsibility for our financial reporting process, accounting principles and internal controls as well as the preparation of our financial statements. Under its charter, the Audit Committee oversees our accounting and financial reporting process and audits of our financial statements on behalf of our Board of Directors. Each of the members of the Audit Committee meets the applicable independence standards and qualification requirements.

The Audit Committee appointed RSM US LLP (“RSM”), an independent registered public accounting firm, as our independent auditor for fiscal year ended December 31, 2025. As such, RSM was responsible for expressing an opinion on our annual financial statements based on an audit conducted in accordance with the standards established by the Public Company Accounting Oversight Board (the “PCAOB”).

In this context and in connection with the audited financial statements contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, the Audit Committee:

•	reviewed and discussed the audited financial statements as of and for the fiscal year ended December 31, 2025 with our management;

•	discussed with RSM the matters required to be discussed by the applicable requirements of the PCAOB and the U.S. Securities and Exchange Commission (the “SEC”);

•	reviewed and discussed with RSM any communications between RSM’s team and RSM’s national office with respect to auditing or accounting issues presented by the external audit engagement;

•

reviewed the written disclosures and the letter from RSM required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with RSM its independence; and

•

based on the foregoing reviews and discussions, recommended to our Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 filed with the SEC on March 13, 2026.

AUDIT COMMITTEE

David A. Ramsay, Chair

Richard J. Hawkins

An van Es-Johansson

The preceding “Audit Committee Report” shall not be deemed soliciting material or filed with the SEC, nor shall any information in this report be incorporated by reference into any past or future filing of Savara Inc. under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent Savara Inc. specifically incorporates it by reference into such filing.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

The Audit Committee has appointed RSM, an independent registered public accounting firm, as our independent auditor for the fiscal year ending December 31, 2026. We are asking our stockholders to ratify this appointment. See “Proposal 2 — Ratification of Independent Registered Public Accounting Firm” below.

Fees of Independent Registered Public Accounting Firm

The Audit Committee of our Board of Directors selected RSM as our independent registered public accounting firm for the fiscal years ended December 31, 2025 and December 31, 2024.

The following table presents the fees for professional services rendered by RSM for the fiscal years ended December 31, 2025 and December 31, 2024.

	2025	2024
Audit Fees (RSM) (1)	$373,000	$475,897
Audit-Related Fees	—	—
Tax Fees (2)	16,800	28,037
All Other Fees	—	—

Total	$389,800	$503,934

(1)

“Audit Fees” were principally for audit work performed on our consolidated financial statements and internal control over financial reporting but also include fees for professional services provided in connection with the review of financial statements included in our quarterly reports and our registration statements filed with the SEC, and related services normally provided in connection with statutory and regulatory filings and engagements, such as providing comfort and consent letters.

(2)

“Tax Fees” were principally related to performance and calculation pursuant to Internal Revenue Code Section 382 “Limitation on net operating loss carryforwards and certain built-in losses following ownership change” and advice related to foreign value added tax.

Pre-Approval Policies and Procedures

During 2024 and 2025, the Audit Committee pre-approved all audit and other services performed by RSM.

Pursuant to its charter, the Audit Committee must approve, in advance, all audit, review and attest services and all permissible non-audit services (including any permissible tax or internal control-related services) to be provided by our independent registered public accounting firm. The Audit Committee may pre-approve services as part of its approval of the scope of the engagement of the independent registered public accounting firm or on an individual case-by-case basis. The Audit Committee considers whether the provision of any non-audit service is compatible with maintaining the independence of our auditors. The Audit Committee’s charter provides that it may adopt policies and procedures for the pre-approval of permissible services, which may include delegation of authority to a designated member or members of the Audit Committee to approve permissible services so long as any such approvals are disclosed to the full Audit Committee.

PROPOSAL 1 — ELECTION OF DIRECTORS

At the Annual Meeting, our stockholders will vote on the election of six directors to serve for one-year terms until the 2027 annual meeting of stockholders and until their successors are elected and qualified, or until their earlier death, retirement, resignation or removal. Our Board of Directors has nominated Matthew Pauls, Nevan Elam, Richard J. Hawkins, Joseph S. McCracken, David A. Ramsay, and An van Es-Johansson for election to our Board of Directors at the Annual Meeting. The director nominees have indicated that they are willing and able to serve as directors. If any of the nominees becomes unable or unwilling to serve, the proxies being solicited by this proxy statement will be voted for the election of any substitute nominee who shall be designated by our Board of Directors to fill the vacancy. The proxies being solicited by this proxy statement will be voted for no more than six nominees at the Annual Meeting.

Assuming a quorum is present at the Annual Meeting, each director nominee who receives an affirmative vote of the holders of a majority of the shares of common stock having voting power present or represented by proxy at the Annual Meeting will be elected. Abstentions will have the same effect as negative votes. Broker non-votes will not be counted toward the vote total and therefore will have no effect on the outcome of this proposal. Stockholders do not have cumulative voting rights in the election of directors.

Our Board of Directors unanimously recommends a vote “FOR” the election of Matthew Pauls, Nevan Elam, Richard J. Hawkins, Joseph S. McCracken, David A. Ramsay, and An van Es-Johansson as directors.

PROPOSAL 2 — APPROVAL OF AN AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

At the Annual Meeting, we are asking our stockholders to approve an amendment to our Amended and Restated Certificate of Incorporation (our “Certificate of Incorporation”) to increase the number of authorized shares of common stock from 300,000,000 to 600,000,000. Our Certificate of Incorporation currently authorizes the issuance of 301,000,000 shares of capital stock, of which 1,000,000 are designated as preferred stock and 300,000,000 are designated as common stock. Our Board of Directors has unanimously approved an amendment to our Certificate of Incorporation to increase the number of authorized shares of common stock from 300,000,000 to 600,000,000, subject to stockholder approval. Our Board of Directors has declared the proposed amendment advisable and in the best interests of our company and our stockholders and is submitting it for stockholder approval at the Annual Meeting.

If our stockholders approve this proposal, our Board of Directors currently intends to file an amendment to our Certificate of Incorporation substantially in the form of Appendix A to this Proxy Statement with the Secretary of State of the State of Delaware to increase the number of authorized shares of our common stock as soon as practicable following stockholder approval.

Current Capitalization

On April 6, 2026, our capitalization was as follows:

•	204,922,140 shares of our common stock were issued and outstanding;

•	19,771,908 shares of our common stock were subject to outstanding equity awards;

•	4,270,090 shares of our common stock were reserved for future issuance pursuant to our 2024 Omnibus Incentive Plan and 2021 Inducement Plan; and

•	48,678,005 shares were subject to outstanding warrants.

Based on the above information, 22,357,857 shares of our currently authorized common stock remain unissued and unreserved and available for future issuance as of April 6, 2026.

Background and Purpose of the Amendment

Since inception, we have devoted substantially all of our efforts and resources to identifying and developing our product candidates, recruiting personnel, and raising capital. We have incurred operating losses and negative cash flow from operations and have no product revenue from inception to date. We have funded our operations primarily from public offerings of our common stock, private placements of common stock and convertible preferred stock, and debt financings.

The Board has determined it is advisable and in the best interests of our company and our stockholders to increase the number of authorized shares of common stock in order to provide additional flexibility to issue our common stock for business and financial purposes in the future, including to raise capital, fund our operations, enter into strategic business development transactions, and continue to provide equity incentives to our employees. There are no current plans, agreements, or arrangements to issue any of the newly authorized shares that will be available if this proposal is approved; however, the Board desires the flexibility to be able to use our common stock promptly and appropriately for such future business and financial purposes as it may determine are in the best interest of our company and its stockholders. The additional shares could be used for various purposes without further stockholder approval, except as may be required in certain cases by our Certificate of Incorporation, applicable law, regulatory agencies, or the rules of Nasdaq.

If this proposal is not approved by our stockholders, it is possible that our financing and business development alternatives will be limited by the lack of sufficient unissued and unreserved authorized shares of common stock, and stockholder value may be harmed by this limitation. In addition, our future success depends upon our ability to attract, retain and motivate highly skilled employees, and if this proposal is not approved by our stockholders, the lack of sufficient unissued and unreserved authorized shares of common stock to provide future equity incentive opportunities could adversely impact our ability to achieve these goals.

Effects of the Proposed Amendment

The additional common stock to be authorized by the adoption of the amendment would have rights identical to the currently outstanding shares of our common stock. Adoption of the proposed amendment and issuance of the additional authorized shares of common stock would not affect the rights of the holders of currently outstanding shares of our common stock, except for effects incidental to increasing the number of shares of our common stock outstanding, such as dilution of any earnings per share and voting rights of current holders of common stock.

The proposed amendment to our Certificate of Incorporation to increase the number of authorized shares of our common stock could, under certain circumstances, have an anti-takeover effect. The additional authorized shares of common stock could be used in one or more transactions that could make a change in control or takeover of the company difficult. For example, the Board could issue shares that would dilute the stock ownership or voting rights of a person seeking to obtain control of the company. Although this proposal to increase the authorized common stock has been prompted by business and financial considerations and not by the threat of any hostile takeover attempt (nor is the Board currently aware of any attempts directed at us), and the Board of Directors does not intend or view this amendment as an anti-takeover measure, stockholders should be aware that approval of this proposal could facilitate future efforts by us to deter or prevent changes in control, including transactions in which the stockholders might otherwise receive a premium for their shares over then current market prices.

Effectiveness of the Amendment and Vote Required

If the proposed amendment is adopted, it will become effective upon the filing of a certificate of amendment to our Certificate of Incorporation with the Secretary of State of the State of Delaware. The adoption of this amendment requires the approval of the holders of a majority of the shares of our common stock present or represented by proxy at the Annual Meeting. Abstentions will have the effect of a vote against the proposal. Brokers and other nominees generally will have discretionary authority to vote on this proposal because it is considered a routine matter under NYSE rules, and therefore we do not expect broker non-votes with respect to this proposal. If this proposal is not approved by our stockholders, our Certificate of Incorporation will continue as currently in effect.

Our Board of Directors unanimously recommends a vote “FOR” the proposal to approve an amendment to our Certificate of Incorporation to increase the number of authorized shares of our common stock from 300,000,000 to 600,000,000.

PROPOSAL 3 — APPROVAL OF AN AMENDMENT TO OUR 2024 OMNIBUS INCENTIVE PLAN

At the Annual Meeting, we are asking our stockholders to approve the amendment of our 2024 Plan to increase the number of shares of common stock authorized for issuance thereunder by 18,900,000. The 2024 Plan provides for the grant of incentive and non-statutory stock options, as well as share appreciation rights, restricted shares, restricted stock units, performance units, shares of common stock and other share-based awards. The 2024 Plan was originally adopted by our Board of Directors on March 21, 2024, upon the recommendation of the Compensation Committee, and approved by our stockholders on June 6, 2024. Our Board of Directors unanimously approved the amendment of our 2024 Plan on March 12, 2026, subject to stockholder approval. If stockholders approve the amendment of the 2024 Plan, the amendment would be effective as of the date of the Annual Meeting.

Reasons for Voting for this Proposal

Overview

We are requesting approval of the amendment of the 2024 Plan because the number of shares currently available for future awards under the 2024 Plan is not adequate for the plan to continue to serve its purposes of enabling us to attract and retain the services of employees and non-employee directors and to motivate participants to achieve long-term objectives that we believe will benefit our stockholders. Our Board of Directors believes that the effective use of stock-based long-term incentive compensation is essential for our company to maintain a balanced and competitive compensation program and important to our ability to achieve long-term business objectives. We typically grant equity awards to our employees upon the commencement of their employment and make additional grants as part of their ongoing compensation packages. Because vesting occurs over multiple years and only if the employee continues to be employed with us at the time of vesting and because the realized value of the equity awards is directly related to our stock price, we believe these awards help to align the interests of participants with those of our stockholders, reward long-term value-creation, and increase retention.

Requested Increase is Required to Meet our Forecasted Needs

Our Board of Directors currently expects that the 18,900,000 share increase under the 2024 Plan, if approved by the stockholders at the Annual Meeting, will be sufficient to meet our anticipated equity compensation needs for up to the next three years. In determining the number of additional shares to request for the 2024 Plan, our Board of Directors considered the following principal factors:

•	Number of Shares Available for Grant under 2024 Plan: As of December 31, 2025, 3,134,152 shares remained reserved and available for issuance under the 2024 Plan.

•

Number of Awards Outstanding: As of December 31, 2025, the following awards were outstanding under the 2024 Plan: options with respect to 3,868,937 shares with a weighted-average exercise price of $3.39 and a weighted-average remaining term of 6.4 years, and full value awards with respect to 6,252,000 shares.

•

Burn Rate: Burn rate measures the usage of shares for our stock plans as a percentage of our outstanding shares. For 2024 and 2025, our burn rate was approximately 3% and 0.44%, respectively, with an average annual burn rate over that period of 1.72%. The calculation of our burn rate is shown in the following table:

Year	Weighted Average Common Stock Outstanding	Time-based Stock Options Granted	RSUs Granted	PSUs Granted	PSUs Earned	Annualized Burn Rate(1)
2025	222,387,531	409,500	535,500	4,545,000	40,000	0.44%
2024	198,191,936	4,573,000	2,159,500	250,000	50,000	3.00%
Two-Year Average						1.72%

(1)	Annualized burn rate defined as: time-based stock options granted, performance-based stock options earned, RSUs granted and PSUs earned as a percentage of weighted average common shares outstanding.

Based on 204,922,140 shares outstanding as of the record date, if all 18,900,000 new shares under the 2024 Plan, all 10,120,937 shares subject to outstanding awards under the 2024 Plan, all 3,134,152 shares remaining for issuance under the 2024 Plan, along with all 10,027,525 shares subject to outstanding awards under the 2015 Plan, the 2008 Plan, and the 2021 Inducement Plan and 1,098,321 shares remaining for issuance under the 2021 Inducement Plan are ultimately issued, in each case as of December 31, 2025, the shareholder dilution would be 17.44%. The Board believes that this level of potential dilution is reasonable for a company of our size in our industry and gives the Company the ability to retain and motivate key employees and service providers.

If our stockholders do not approve this proposal, we would be unable to use equity compensation to make our compensation packages competitive and to motivate our employees, and we would likely be required to increase cash compensation to attract, retain, and motivate our employees.

Summary of the 2024 Plan

The following is a summary of the material terms of the 2024 Plan, as amended. This summary does not purport to be a complete description of all provisions of the 2024 Plan and is qualified in its entirety by reference to the complete text of the 2024 Plan, as amended, a copy of which is attached as Appendix B to this Proxy Statement. You may also obtain a copy of the 2024 Plan, free of charge, by writing to the Company, Savara Inc., at One Summit Square, 1717 Langhorne Newtown Rd., Suite 300, Langhorne, PA 19047, Attention: Investor Relations

Corporate Governance Provisions

The 2024 Plan contains several provisions intended to make awards under the 2024 Plan comply with established principles of good corporate governance. These provisions include:

•

No Discounted Stock Options; Except for certain substitute awards, stock options may not be granted with an exercise price of less than the fair market value of our common stock on the date the stock option is granted (or in the case of an incentive stock option, the exercise price may not be less than 110% of the fair market value of our common stock on the date the stock option is granted). This restriction may not be changed without stockholder approval.

•

No Stock Option Repricings. Stock options may not be repriced without stockholder approval, whether by lowering the exercise price of an outstanding option or by cancelling an outstanding option and granting cash, a replacement stock option with a lower exercise price, or another award.

•	No Liberal Share Recycling. The 2024 Plan allows shares to be recycled only if an award terminates or expires, or it is canceled or forfeited for any reason.

•

Cap on Non-Employee Director Compensation. The total compensation paid to a single non-employee director in any calendar year, including the cash compensation and cash value of all equity awards granted to such non-employee director, cannot exceed $1,000,000.

•	No Evergreen Provision. The 2024 Plan does not contain an automatic provision to replenish the shares of common stock authorized for issuance.

•	No Dividends on Unvested Awards. Dividends and dividend equivalents that may accrue with respect to awards under the 2024 Plan may not be paid until the underlying award vests.

•	Clawback Policies. Awards made under the 2024 Plan are subject to the Company’s clawback or recoupment policies.

Administration

The Compensation Committee administers the 2024 Plan. The Compensation Committee is authorized to grant awards to eligible employees, officers, consultants, advisors, and non-employee directors. All members of the Compensation Committee are “non-employee directors” within the meaning of Rule 16b-3 under the Exchange Act, and “independent directors” under applicable NYSE rules. The Compensation Committee has the full authority and discretion to grant and administer awards under the 2024 Plan, including, but not limited to, the authority to: select eligible employees, officers, consultants, advisors, and non-employee directors to whom awards may from time to time be granted; determine the number of shares of common stock to be covered by each award; determine the type and terms and conditions of each award; condition the grant, vesting or payment of any award on the attainment of performance criteria over a performance period, set such goals and certify the attainment of such goals; and construe and interpret the terms and provisions of the 2024 Plan and any award agreements thereunder.

Eligibility

Awards under the 2024 Plan may be made to consultants, officers, advisors, non-employee directors, and eligible employees. As of the record date, there were approximately 91 employees and five non-employee directors eligible to participate in the 2024 Plan.

Award Types, Available Shares, and Award Limits

Stock options (both incentive stock options and non-qualified stock options), stock appreciation rights, restricted stock, restricted stock units, and other awards, including common stock and awards valued in whole or in part by reference to the fair market value of common stock, are available for grant under the 2024 Plan. Upon approval of the amended 2024 Plan, the maximum number of shares of Company common stock that may be issued in connection with awards made under the 2024 Plan is 30,600,000 shares plus (i) any shares remaining available for grant under our prior equity incentive plan that was replaced by the 2024 Plan, the Amended and Restated 2025 Omnibus Incentive Plan (the “2015 Plan), and (ii) any shares subject to awards granted under the 2015 Plan that are outstanding as of the Effective Date but that expire, terminate, or are cancelled for any reason without being exercised in full (other than shares withheld as a result of net exercise or settlement or shares used to pay any exercise price or tax withholding obligation). Shares subject to awards granted under the 2015 Plan other than stock options or stock appreciation rights that expire, terminate, or are cancelled will be added to the share pool under the 2024 Plan as 1.34 shares.

Adjustments

The number and kind of shares authorized for grant under the 2024 Plan, the number of shares subject to an award, and the exercise price of awards, shall be adjusted by the Board as it determines, in good faith, to be necessary or advisable to prevent substantial dilution or enlargement of the rights of participants under the 2024 Plan in the event of any change in the number or kind of shares of Company stock outstanding by reason of any stock split, reverse stock split, stock dividend, combination or reclassification of shares, recapitalization, merger, consolidation, spin-off, reorganization, reclassification or change in par value, or other extraordinary or unusual events affecting the outstanding shares of Company common stock.

Non-Transferability of Awards

Except as the Compensation Committee may permit, at the time of grant or thereafter, awards granted under the 2024 Plan are generally not transferable by a participant other than by will or the laws of descent and distribution. Shares of our common stock acquired by a permissible transferee will continue to be subject to the terms of the 2024 Plan and the applicable award agreement.

Effect of Certain Transactions; Change in Control

In the event of a change of control, except as otherwise provided in the particular award agreement, where the Company is not the surviving corporation (or survives only as a subsidiary of another corporation), unless the

Compensation Committee determines otherwise, all outstanding awards shall be assumed by, or replaced with comparable awards by, the surviving corporation (or a parent or subsidiary of the surviving corporation). Upon a change of control where the surviving corporation (or a parent or subsidiary of the surviving corporation) does not assume or replace the awards with comparable awards, except as otherwise provided in the particular award agreement, (i) all options and stock appreciation rights shall become immediately exercisable with respect to 100% of the shares or rights subject thereto, (ii) the restricted stock and restricted stock units that are subject to time-based vesting shall become fully vested, and (iii) the restricted stock and restricted stock units that are subject to achievement of performance goals and not subject to time-based vesting shall become vested, in such amounts as determined by the Compensation Committee as if the applicable performance goals had been achieved at least at the target level and the corresponding number of shares of restricted stock shall vest. Notwithstanding any provision in the 2024 Plan or an award agreement to the contrary, in the event of a termination without cause that occurs in the twenty-four (24)-month period following a change of control, such terminated participant’s unvested awards shall become fully vested.

For the purposes of the foregoing, a “change of control” generally means the occurrence of one of the following events: (i) any person is or becomes the beneficial owner, directly or indirectly, of 50% or more of either the outstanding shares of common stock or the combined voting power of the Company’s then outstanding voting securities entitled to vote generally, (ii) during any twelve (12)-month period, individuals who constitute the Board at the beginning of such period cease to constitute at least a majority thereof, unless the election or the nomination was approved by a vote of at least three-quarters of the directors then still in office who were directors at the beginning of the period, or (iii) the Company undergoes a liquidation or dissolution or a sale of all or substantially all of the assets of the Company.

Term

Awards under the 2024 Plan may not be made after June 7, 2034, which is the tenth anniversary of its effective date, but awards granted prior to such date may extend beyond that date.

Amendment and Termination

The Board may at any time amend, in whole or in part, any or all of the provisions of the 2024 Plan, or suspend or terminate it entirely, retroactively or otherwise. Except as required to comply with applicable law, no such amendment may reduce the rights of a participant with respect to awards previously granted without the consent of such participant. In addition, without the approval of our stockholders, no amendment may be made that would: increase the aggregate number of shares of our common stock that may be issued under the 2024 Plan; extend the maximum option term; amend the terms of any outstanding stock option or other stock appreciation award to reduce the exercise price thereof (i.e., reprice); cancel any outstanding “in-the-money” stock option or other stock appreciation award in exchange for cash, other awards or stock option or other stock appreciation award with a lower exercise price; or require stockholder approval under the rules of any exchange or system on which the Company’s securities are listed or traded.

U.S. Federal Income Tax Considerations

The following is a summary of the principal U.S. federal income tax consequences to the Company and to participants subject to U.S. taxation with respect to awards granted under the 2024 Plan. This summary is not intended to be exhaustive and does not discuss the income tax laws of any city, state or foreign jurisdiction in which a participant may reside. Participants are advised to consult with their own tax advisors with respect to the tax consequences inherent in the ownership and/or exercise of the awards, and the ownership and disposition of any underlying securities.

Non-Qualified Stock Options. A participant who is granted a nonqualified stock option under the 2024 Plan will not recognize any income for federal income tax purposes on the grant of the option. Generally, on the exercise of the option, the participant will recognize taxable ordinary income equal to the excess of the fair market value of the shares on the exercise date over the option price for the shares. Upon disposition of the shares purchased pursuant to the stock option, the participant will recognize long-term or short-term capital gain or loss, as the case may be, equal to the difference between the amount realized on such disposition and the basis for such shares, which basis includes the amount paid for the shares and the amount previously recognized by the participant as ordinary income. If the common stock received upon exercise of an option is restricted stock, the rules regarding restricted stock will apply.

Incentive Stock Options. A participant who is granted an incentive stock option, or ISO, will not recognize any taxable income for federal income tax purposes either on the grant or exercise of the ISO. The aggregate fair market value of common stock (determined at the grant date) with respect to which ISOs can be exercisable for the first time during any calendar year cannot exceed $100,000. Any excess will be treated as a non-qualified stock option. If the participant disposes of the shares purchased pursuant to the ISO more than two years after the date of grant and more than one year after the issuance of the shares to the participant (the required statutory “holding period”), (a) the participant will recognize long-term capital gain or loss, as the case may be, equal to the difference between the selling price and the option price; and (b) the Company will not be entitled to a deduction with respect to the shares of stock so issued. If the holding period requirements are not met, any gain realized upon disposition will be taxed as ordinary income to the extent of the excess of the lesser of (i) the excess of the fair market value of the shares at the time of exercise over the option price, and (ii) the gain on the sale. Also in that case, the Company will be entitled to a deduction in the year of disposition in an amount equal to the ordinary income recognized by the participant. Any additional gain will be taxed as short-term or long-term capital gain depending upon the holding period for the stock. A sale for less than the option price results in a capital loss. The excess of the fair market value of the shares on the date of exercise over the option price is, however, includable in the option holder’s income for alternative minimum tax purposes.

Restricted Stock. A participant will not be taxed at the date of grant of an award of restricted stock, but will be taxed at ordinary income rates on the fair market value of any shares of restricted stock as of the date that the restrictions lapse and the shares vest, unless the participant elects under Section 83(b) of the Internal Revenue Code to include in income the fair market value of the restricted stock as of the date of such grant. Any disposition of shares after restrictions lapse will be subject to the regular rules governing long-term and short-term capital gains and losses, with the basis for this purpose equal to the fair market value of the shares at the end of the restricted period (or on the date of the grant of the restricted shares, if the participant has made an election under Section 83(b) of the Internal Revenue Code). To the extent unrestricted dividends are paid during the restricted period under the applicable award agreement, any such dividends will be taxable to the participant at ordinary income tax rates and will be deductible by the company unless the participant has made a Section 83(b) election, in which case the dividends will thereafter be taxable to the participant as dividends and will not be deductible by the Company.

Other Stock-Based Awards. A participant generally will not recognize taxable income upon the grant of another stock-based award. When the conditions and requirements for the grants have been satisfied and the award is settled, any cash received or the fair market value of any common stock received will constitute ordinary income to the participant. If a participant sells any shares of stock acquired pursuant to the grant of another stock-based award, the difference between the amount realized on the sale and the participant’s tax basis with respect to those shares (which, generally, will be equal to the amount of income the participant reported with respect to the payment of the shares of common stock) will be taxed as short- or long-term capital gain or loss, depending on whether the one-year capital gain holding period is met.

Cash Awards. A participant generally will not recognize taxable income upon the grant of a cash award. When the conditions and requirements for the awards have been satisfied and the award is settled, the cash received will constitute ordinary income to the participant.

Company Tax Deduction. To the extent that a participant recognizes ordinary income in the circumstances described above, the Company or affiliate for which the participant performs services will generally be entitled to a corresponding federal income tax deduction, provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” within the meaning of Internal Revenue Code Section 280G.

Plan Benefits

Future grants under the 2024 Plan will be made at the discretion of the 2024 Plan administrator and, accordingly, are not yet determinable. In addition, benefits under the 2024 Plan will depend on a number of factors, including the fair market value of our common stock on future dates and the exercise decisions made by participants. Consequently, at this time, it is not possible to determine the future benefits that might be received by participants receiving discretionary grants under the 2024 Plan.

Number of Awards Granted to Employees, Consultants and Directors

The amount, timing and value of awards that any participant receives under the 2024 Plan is in the discretion of the administrator and cannot be determined in advance. Awards granted under the 2024 Plan will be determined by our Board of Directors. As mentioned above, the benefits that will be awarded or paid under the 2024 Plan are not currently determinable.

The following table sets forth the aggregate number of options and RSUs granted under the 2024 Plan during the year ended December 31, 2025 to each of our NEOs; executive officers as a group; directors who are not executive officers as a group; and all employees who are not executive officers as a group:

Name of Individual or Group	Number of Options	Number of RSUs	Aggregate Dollar Value(1)
Matthew Pauls, Chief Executive Officer	—	600,000	$3,870,000
Yasmine Wasfi, Chief Medical Officer	70,000	275,000	$1,938,592
David Lowrance, Chief Financial & Administrative Officer and Secretary	—	250,000	$1,612,500
Robert Lutz, Chief Operating Officer	—	250,000	$1,612,500
All executive officers as a group	70,000	2,095,000	$13,677,592
All directors who are not executive officers, as a group		200,000	$1,290,000
All employees who are not executive officers, as a group	103,000	2,435,000	$15,926,198

(1)

Amounts in this column do not reflect compensation actually received by the participants. The amounts in this column represent the aggregate grant date fair value of awards granted in 2025, calculated in accordance with the provisions of FASB ASC Topic 718, Stock Compensation, except that any estimate of forfeitures was disregarded.

Required Vote and Recommendation of the Board

Assuming a quorum is present at the Annual Meeting, the affirmative vote of the holders of a majority of the shares of common stock having voting power present or represented by proxy at the Annual Meeting is required to approve this proposal. Abstentions will have the same effect as negative votes. Broker non-votes will not be counted toward the vote total and therefore will have no effect on the outcome of this proposal.

Our Board of Directors unanimously recommends a vote “FOR” the proposal to approve the amendment of our 2024 Plan to increase the number of shares of common stock authorized for issuance thereunder by 18,900,000.

PROPOSAL 4 — RATIFICATION OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

At the Annual Meeting, our stockholders will be asked to ratify the appointment of RSM as our independent registered public accounting firm for the fiscal year ending December 31, 2026. Stockholder ratification of the appointment of RSM is not required by our Bylaws or otherwise. Our Board of Directors is submitting the appointment of RSM to our stockholders for ratification as a matter of good corporate practice. If our stockholders do not ratify the appointment of RSM, the Audit Committee will reconsider this appointment. Even if the appointment is ratified, the Audit Committee, in its discretion, may appoint a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of our company and our stockholders.

A representative of RSM is expected to be present at the Annual Meeting, will have an opportunity to make a statement if that representative so desires, and will be available to respond to appropriate questions.

Assuming a quorum is present at the Annual Meeting, the affirmative vote of the holders of a majority of the shares of our common stock having voting power present or represented by proxy at the Annual Meeting is required to approve this proposal. Abstentions will have the same effect as negative votes. Brokers and other nominees generally will have discretionary authority to vote on this proposal because it is considered a routine matter, and therefore we do not expect broker non-votes with respect to this proposal.

Our Board of Directors unanimously recommends a vote “FOR” the ratification of the appointment of RSM as our independent registered public accounting firm for the fiscal year ending December 31, 2026.

PROPOSAL 5 — ADVISORY VOTE

ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

Our goal for our executive compensation program is to attract, motivate and retain qualified executives in a way that establishes an appropriate relationship between executive pay and the creation of stockholder value on a long-term basis. We believe that our executive compensation program accomplishes this goal.

Our executive compensation program and the 2025 compensation of our NEOs are described in this proxy statement in the Compensation Discussion and Analysis, compensation tables and narrative discussion above. We are requesting that our stockholders vote to approve the compensation of our NEOs as disclosed in this proxy statement pursuant to the SEC’s compensation disclosure rules, which disclosures include the compensation tables and the narrative discussion following the compensation tables. This advisory vote is generally referred to as a “say-on-pay vote” and is being provided pursuant to Section 14A of the Exchange Act.

Our Board of Directors is asking our stockholders to indicate their support for the compensation of our NEOs as described in this proxy statement by voting “FOR” the following resolution:

“RESOLVED, that the compensation paid to the company’s NEOs as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

As an advisory vote, this proposal will not be binding upon our Board of Directors or us. However, the views expressed by our stockholders are important to us and, accordingly, our Board of Directors and the Compensation Committee intend to consider the outcome of this vote when evaluating and making future decisions regarding executive compensation arrangements.

Our Board of Directors unanimously recommends a vote “FOR” the approval of the compensation of our NEOs as disclosed in this proxy statement.

OTHER MATTERS

As of the time of preparation of this proxy statement, neither our Board of Directors nor our management knows of any matter to be presented at the Annual Meeting that is not listed in the Notice of Annual Meeting accompanying this proxy statement and described in this proxy statement. If any other matters should properly come before the Annual Meeting or any adjournment or postponement thereof, however, the holders of proxies solicited by this proxy statement will vote on such matters in accordance with their judgment.

STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS FOR 2027 ANNUAL MEETING

The deadline for submitting a stockholder proposal pursuant to Rule 14a-8 of the Exchange Act for inclusion in our proxy materials for the 2027 annual meeting of stockholders (the “2027 Annual Meeting”) is December 25, 2026, which is 120 days prior to the anniversary date that we released this proxy statement to our stockholders for the Annual Meeting, unless the date of the 2027 Annual Meeting is changed by more than 30 days from June 4, 2027, which is the first anniversary date of the Annual Meeting, in which case the proposal must be received a reasonable time before the company begins to print and send its proxy materials.

Stockholders who wish to nominate persons for election to our Board of Directors or make a stockholder proposal at the 2027 Annual Meeting without including the proposal in our proxy materials relating to such meeting must notify us in writing at our principal executive offices no earlier than February 4, 2027 which is 120 days prior to the first anniversary of the date of the Annual Meeting, and no later than March 6, 2027, which is 90 days prior to the first anniversary of the date of the Annual Meeting. In the event the Board of Directors increases the number of directors to be elected to the Board of Directors and the public announcement of such increase is not made on or before February 24, 2027, which is 100 days prior to the one-year anniversary of the Annual Meeting, stockholder nominees for the new directorships will be considered timely if provided to our corporate secretary within ten days of the public announcement.

In addition to the notice and information requirements contained in the Bylaws, to comply with the SEC universal proxy rules, stockholders who, in connection the 2027 Annual Meeting, intend to solicit proxies in support of director nominees other than the company’s nominees must provide notice to the company that sets forth the information required by the SEC’s Rule 14a-19 no later than March 6, 2027, unless the date of the 2027 Annual Meeting has changed by more than 30 days from June 4, 2027, which is the one-year anniversary of the Annual Meeting, in which case such notice must be provided by the later of 90 days prior to the 2027 Annual Meeting date or the tenth day following the public announcement of 2027 Annual Meeting date by the company.

Pursuant to Rule 14a-4(c)(1) promulgated under the Exchange Act, the proxies designated by us for the 2027 Annual Meeting will have discretionary authority to vote on any matters for which notice is not timely received as described above. In addition, our Bylaws provide that any matter to be presented at an annual meeting of stockholders must be proper business to be transacted at such meeting or a proper nomination to be decided on at the meeting and must have been properly brought before such meeting pursuant to our Bylaws.

Our Corporate Secretary must receive notices of stockholder proposals or nominations in writing at our principal executive offices at Savara Inc., One Summit Square, 1717 Langhorne Newtown Rd., Suite 300, Langhorne, PA 19047, Attention: Corporate Secretary, and such notices of stockholder proposals must comply with the applicable requirements as to form and substance established by the SEC, including Rule 14a-8 of the Exchange Act and our Bylaws for such proposals. Stockholders are advised to review our Bylaws, which contain additional advance notice requirements. A copy of our Bylaws is available to stockholders upon written request to our Corporate Secretary and was also filed as Exhibit 3.1 to our Current Report on Form 8-K filed with the SEC on March 30, 2023.

By Order of the Board of Directors,

/s/ Matthew Pauls

Matthew Pauls
Chair of the Board of Directors & Chief Executive Officer

Langhorne, PA

April 24, 2026

YOUR VOTE IS IMPORTANT!

You are cordially invited to attend the Annual Meeting. However, to ensure the presence of a quorum and that your shares are represented at the Annual Meeting, as well as to save us additional proxy solicitation costs, we encourage you to submit your proxy or voting instructions as soon as possible. For specific instructions as to how to vote your shares, please refer to the instructions in the Notice of Internet Availability you received in the mail, or, if you’ve requested and received printed proxy materials, please refer to the instructions in the enclosed proxy card. Even if you have voted by proxy, you may still vote electronically if you attend the Annual Meeting. Please note, however, that if your shares are held of record by a broker or other nominee, you will need to follow the voting procedure your broker or other nominee provides to vote your shares.

Appendix A

SAVARA INC.

CERTIFICATE OF AMENDMENT

OF THE

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

Savara Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), does hereby certify that:

1. The name of the Corporation is Savara Inc.

2. The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on December 1, 1995 under the name Victoria Enterprises. The Corporation’s current Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware under the name Mast Therapeutics, Inc. on April 27, 2017 and amended on June 4, 2018, June 10, 2021, and June 6, 2024.

3. Pursuant to Section 242 of the General Corporation Law of the State of Delaware (the “DGCL”), this Certificate of Amendment of the Amended and Restated Certificate of Incorporation amends Section (A) of Article IV of the Amended and Restated Certificate of Incorporation of the Corporation to read in its entirety as follows:

“(A) Classes of Stock. The Corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares which the Corporation is authorized to issue is Six Hundred One Million shares (601,000,000), each with a par value of $0.001 per share. Six Hundred Million (600,000,000) shares shall be Common Stock, and One Million (1,000,000) shares shall be Preferred Stock.”

4. This Certificate of Amendment of the Amended and Restated Certificate of Incorporation has been duly adopted by the board of directors and stockholders of this corporation in accordance with the provisions of Section 242 of the DGCL.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be executed by its duly authorized officer as of the __ day of June, 2026.

SAVARA INC.

Name:	Matthew Pauls
Title:	Chief Executive Officer

A-1

Appendix B

SAVARA INC.

2024 OMNIBUS INCENTIVE PLAN

(as amended by the Board through March 12, 2026, subject to stockholder approval)

1. PURPOSE OF THE PLAN. The purpose of the 2024 Omnibus Incentive Plan (the “Plan”) is to provide favorable opportunities for directors, officers, employees, consultants or advisors employed by or providing services to Savara Inc., a Delaware corporation (the “Company”) or any of its Subsidiaries, to acquire shares of common stock of the Company (“Common Stock”) or to benefit from the appreciation thereof. Such opportunities should provide an increased incentive for these individuals to contribute to the future success and prosperity of the Company, thus enhancing the value of the Company’s Common Stock for the benefit of the stockholders, and increase the ability of the Company to attract and retain individuals of exceptional skill upon whom, in large measure, its sustained progress, growth and profitability depend.

2. DEFINITIONS.

(a) Award means any (i) Options, (ii) Stock Appreciation Rights, (iii) Restricted Shares, (iv) Restricted Stock Units, or (v) Other Awards, granted under the Plan, whether granted singly, in combination or in tandem to a Participant.

(b) Award Agreement means the written agreement between the Company and a Participant that sets forth the terms, conditions, performance requirements, limitations and restrictions applicable to an Award.

(c) Board means the Board of Directors of the Company.

(d) Cause means, with respect to a Participant’s Termination, “Cause” as defined in any written agreement between Participant and the Company, or if no such agreement exists, unless otherwise set forth in the applicable Award Agreement, termination due to (a) the Participant’s conviction of, or plea of guilty or nolo contendere to, a felony; (b) perpetration by the Participant of an illegal act, dishonesty or fraud that could have a significant adverse effect on the Company or its assets or reputation; or (c) the Participant’s willful misconduct with regard to the Company, as determined by the Committee. With respect to a Participant who is a Non-Employee Director, “Cause” means an act or failure to act that constitutes cause for removal of a director under Delaware law.

(e) Change of Control means the occurrence of any of the following events:

(i)

any “person” (as that term is used in Sections 13 and 14(d)(2) of the Exchange Act) other than a Permitted Holder (as defined below) is or becomes the beneficial owner (as that term is used in Section 13(d) of the Exchange Act), directly or indirectly, of 50% or more of either the outstanding shares of Common Stock or the combined voting power of the Company’s then outstanding voting securities entitled to vote generally,

(ii)

during any twelve (12)-month period, individuals who constitute the Board at the beginning of such period cease for any reason to constitute at least a majority thereof, unless the election or the nomination for election by the Company’s stockholders of each new director was approved by a vote of at least three-quarters of the directors then still in office who were directors at the beginning of the period, or

(iii)	the Company undergoes a liquidation or dissolution or a sale of all or substantially all of the assets of the Company.

No merger, consolidation or corporate reorganization in which the owners of the combined voting power of the Company’s then outstanding voting securities entitled to vote generally prior to said combination, own 50% or more of the resulting entity’s outstanding voting securities shall, by itself, be considered a Change of Control. As used herein, “Permitted Holder” means (A) the Company, (B) any corporation, partnership, trust or other entity controlled by the Company and (C) any employee benefit plan (or related trust) sponsored or maintained by the Company or any such controlled entity.

(f) Code means the Internal Revenue Code of 1986, as amended. All section references to the Code in this Plan are intended to include any amendments or substitutions thereof or subsequent to the adoption of the Plan.

(g) Common Stock means the Company’s common stock, $0.001 par value per share.

(h) Committee means the Compensation Committee of the Board, each of whom shall be an “independent director” as defined in the listing standards of the exchange on which the Common Stock is principally traded.

(i) Company Group means, collectively, the Company and its Subsidiaries.

(j) Effective Date means the date that the Plan is first approved by the stockholders of the Company.

(k) Eligible Individuals means any of the following individuals: (i) directors, officers and employees of the Company or any of its Subsidiaries, or (ii) consultants or advisors to the Company or any of its Subsidiaries.

(l) Exchange Act means the Securities Exchange Act of 1934, as amended. References to any specific section of the Exchange Act shall be deemed to include such regulations and guidance issued thereunder, as well as any successor section, regulations or guidance.

(m) Exercise Price means the exercise price per share of Common Stock specified in an Option or Stock Appreciation Right.

(n) Fair Market Value means, with respect to shares of Common Stock, (i) if the Common Stock is listed on a national securities exchange, the closing sales price of the Common Stock reported on the primary exchange on which the Common Stock is listed and traded on such date, or, if there are no such sales on that date, then on the last preceding date on which such sales were reported; (ii) if the Common Stock is not listed on any national securities exchange but is quoted in an inter-dealer quotation system on a last-sale basis, the average between the closing bid price and ask price reported on such date, or, if there is no such sale on that date, then on the last preceding date on which a sale was reported; or (iii) if the Common Stock is not listed on a national securities exchange or quoted in an inter-dealer quotation system on a last-sale basis, the amount determined by the Committee in good faith to be the fair market value of the Common Stock.

(o) Incentive Stock Option means an Option intended, as expressed in the Award Agreement, to meet the requirements of an “incentive stock option” as defined in Section 422(b) of the Code and the regulations thereunder.

(p) Non-Employee Director means a member of the Board who is not an employee of any member of the Company Group.

(q) Non-Qualified Stock Option means an Option that is not an Incentive Stock Option.

(r) Option means a right to purchase shares of Common Stock at a stated price. An Option may either be an Incentive Stock Option or a Non-Qualified Stock Option.

(s) Other Award means an Award designated as an Other Award pursuant to this Plan.

(t) Participant means an Eligible Individual to whom one or more Awards are or have been granted under this Plan and have not been fully settled or cancelled and, following the death of any such person, his successors, heirs, executors and administrators, as the case may be.

(u) Person means any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act).

(v) Plan means this Savara Inc. 2024 Omnibus Incentive Plan, as set forth herein and as it may be amended from time to time.

(w) Prior Plan shall mean the Company’s Amended and Restated 2015 Omnibus Incentive Plan. Outstanding awards granted under the Prior Plan continue to be governed under the terms of the Prior Plans and, as of the Effective Date, no Awards may be granted under the Prior Plan.

(x) Qualifying Director means a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act.

(y) Restricted Stock means a share of Common Stock that may be subject to certain transferability and other restrictions and to a risk of forfeiture (including by reason of not satisfying certain performance goals).

(z) Restricted Stock Unit means a right to receive a share of Common Stock at a future date, which may be conditioned on the satisfaction of certain requirements (including the satisfaction of certain performance goals).

(aa) Stock Appreciation Right means a right to receive, with respect to each share of Common Stock subject to such Stock Appreciation Right, value in an amount equal to the excess, if any, of (i) the Fair Market Value of a share of Common Stock on the day of exercise or the trading day immediately preceding the date of exercise, as determined by the Committee in its reasonable discretion over (ii) the Exercise Price of such Stock Appreciation Right.

(bb) Sub-Plan means any sub-plan to the Plan that has been adopted by the Board or the Committee for the purpose of permitting or facilitating the offering of Awards to employees of certain designated Subsidiaries organized under the laws of any jurisdiction other than the United States of America or otherwise outside the jurisdiction of the United States of America, with each such Sub-Plan designed to comply with applicable law in such foreign jurisdictions. Although any Sub-Plan may be designated a separate and independent plan from the Plan in order to comply with applicable law, the Plan Share Reserve and the other limits specified in Section 4 of the Plan shall apply in the aggregate to the Plan and any Sub-Plan adopted hereunder.

(cc) Subsidiaries has the meaning given to such term by Section 424 of the Code.

(dd) Termination means the termination of a Participant’s employment or service, as applicable, with the Company or Subsidiary with which such Participant was principally employed or to which such Participant provided services, for any reason (including death or disability).

3. ADMINISTRATION.

(a) General. The Committee shall administer the Plan. To the extent required to comply with the provisions of Rule 16b-3 promulgated under the Exchange Act (if the Board is not acting as the Committee under the Plan) it is intended that each member of the Committee shall, at the time such member takes any action with respect to an Award under the Plan that is intended to qualify for the exemptions provided by Rule 16b-3 promulgated under the Exchange Act be a Qualifying Director. However, the fact that a Committee member shall fail to qualify as a Qualifying Director shall not invalidate any Award granted by the Committee that is otherwise validly granted under the Plan.

(b) Committee Authority. Subject to the provisions of the Plan and applicable law, the Committee shall have the sole and plenary authority, in addition to other express powers and authorizations conferred on the Committee by the Plan, to (i) designate Participants; (ii) determine the type or types of Awards to be granted to a Participant; (iii) determine the number of shares of Common Stock to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with, Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent, and under what circumstances Awards may be settled in, or exercised for, cash, shares of Common Stock, other securities, other Awards or other property, or canceled, forfeited, or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited, or suspended; (vi) determine whether, to what extent, and under what circumstances the delivery of cash, shares of Common Stock, other securities, other Awards, or other property and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the Participant or of the Committee; (vii) interpret, administer, reconcile any inconsistency in, correct any defect in and/or supply any omission in the Plan and any instrument or agreement relating to, or Award granted under, the Plan; (viii) establish, amend, suspend, or waive any rules and regulations and appoint such agents as the Committee shall deem appropriate for the proper administration of the Plan; (ix) adopt Sub-Plans; and (x) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

(c) Delegation. Except to the extent prohibited by applicable law, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any Person or Persons selected by it. Any such allocation or delegation may be revoked by the Committee at any time. Without limiting the generality of the foregoing, the Committee may delegate to one or more officers of the Company the authority to act on behalf of the Committee with respect to any matter, right, obligation, or election which is the responsibility of, or which is allocated to, the Committee herein, and which may be so delegated in accordance with applicable law, except with respect to grants of Awards to Persons (i) who are Non-Employee Directors, or (ii) who are subject to Section 16 of the Exchange Act.

(d) Finality of Decisions. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan, any Award or any Award Agreement shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon all Persons, including, without limitation, the Company Group, any Participant, any holder or beneficiary of any Award, and any stockholder of the Company.

(e) Indemnification. No member of the Board or the Committee or any employee or agent of any member of the Company (each such Person, an “Indemnifiable Person”) shall be liable for any action taken or omitted to be taken or any determination made with respect to the Plan or any Award hereunder (unless constituting fraud or a willful criminal act or omission). Each Indemnifiable Person shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense (including attorneys’ fees) that may be imposed upon or incurred by such Indemnifiable Person in connection with or resulting from any action, suit or proceeding to which such Indemnifiable Person may be a party or in which such Indemnifiable Person may be involved by reason of any action taken or omitted to be taken or determination made with respect to the Plan or any Award hereunder.

(f) Board Authority. Notwithstanding anything to the contrary contained in the Plan, the Board may, in its sole discretion, at any time and from time to time, grant Awards and administer the Plan with respect to such Awards. Any such actions by the Board shall be subject to the applicable rules of the securities exchange or inter-dealer quotation system on which the Common Stock is listed or quoted. In any such case, the Board shall have all the authority granted to the Committee under the Plan.

4. AWARDS, IN GENERAL.

(a) Number of Shares. Subject to adjustment provided in Section 10, the aggregate number of shares of Common Stock which may be issued under the Plan and with respect to which Awards may be made is (i) 30,600,000 shares, plus (ii) the number of shares remaining available for issuance under the Prior Plan as of the Effective Date, plus (iii) any shares subject to awards granted under the Prior Plan that are outstanding as of the Effective Date but that expire, terminate, or are cancelled for any reason without being exercised in full (other than shares withheld as a result of net exercise or settlement or shares used to pay any exercise price or tax withholding obligation) (the “Plan Share Reserve”). The shares may be authorized and unissued or issued and reacquired shares, as the Board from time to time may determine. If any shares subject to an Award are forfeited or an Award expires, such shares shall again be available for Awards under this Plan, in accordance with Section 4(b) below. Shares with respect to which Options or Stock Appreciation Rights are not exercised prior to termination of the Option or Stock Appreciation Right, shares that are subject to Restricted Stock Units which expire without converting to Common Stock, shares of Restricted Stock which are forfeited before the restrictions lapse, and shares subject to Awards that are settled in cash pursuant to their terms (and were not eligible to be settled in shares), shall be available for issuance under the Plan. Notwithstanding the foregoing, neither (i) shares accepted or withheld by the Company in payment of the Exercise Price of any Option, if permitted under the terms of such Option, (ii) any shares withheld from a Participant, or delivered to the Company in satisfaction of required withholding taxes arising from Awards under the Plan, (iii) the difference between the total number of shares with respect to which a Stock Appreciation Right is awarded and the number of shares actually delivered upon exercise of such Stock Appreciation Right, nor (iv) shares reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of Options or options exercised under the Prior Plan, shall be available for reissuance under the Plan.

(b) Any share that again becomes available for grant pursuant to this Section 4 shall be added back as (i) one (1) share if such share was subject to an option or a stock appreciation right granted under the Prior Plan, and (ii) 1.34 shares if such share was subject to an award other than an option or a stock appreciation right granted under the Prior Plan.

(c) Additional Limitations. Subject to Section 10 of the Plan, (i) no more than the number of shares of Common Stock equal to the Plan Share Reserve may be issued in the aggregate pursuant to the exercise of Incentive Stock Options granted under the Plan; and (ii) during a single fiscal year, the number of Awards eligible to be made to each Non-Employee Director, taken together with any cash fees paid to such Non-Employee Director during such fiscal year, shall not exceed a total value of $1,000,000 (calculating the value of any such Awards based on the grant date fair value of such Awards for financial reporting purposes).

(d) Substitute Awards. Awards may, in the sole discretion of the Committee, be granted under the Plan in assumption of, or in substitution for, outstanding awards previously granted by an entity directly or indirectly acquired by the Company or with which a member of the Company Group combines (“Substitute Awards”). Substitute Awards shall not be counted against the Plan Share Reserve; provided, that Substitute Awards issued in connection with the assumption of, or in substitution for, outstanding options intended to qualify as “incentive stock options” within the meaning of Section 422 of the Code shall be counted against the aggregate number of shares of Common Stock available for Awards of Incentive Stock Options under the Plan. Subject to applicable stock exchange requirements, available shares under a stockholder-approved plan of an entity directly or indirectly acquired by the Company or with which a member of the Company Group combines (as appropriately adjusted to reflect the acquisition or combination transaction) may be used for Awards under the Plan and shall not reduce the number of shares of Common Stock available for issuance under the Plan.

5. PARTICIPATION. The Committee may, from time to time, in its discretion grant Awards to Participants from among the Eligible Individuals.

6. GRANTS OF OPTIONS. The Committee is hereby authorized to grant Awards of Options to Eligible Individuals. The terms and conditions of each Option shall be set forth in an Award Agreement between the Company and the Participant on such terms and conditions as may be deemed advisable by the Committee in its discretion, but not inconsistent with the following:

(a) Exercise Price. The Exercise Price shall not be less than 100% of the Fair Market Value of Common Stock on the date such Option is granted.

(b) Payment. The Exercise Price multiplied by the number of shares to be purchased by exercise of the Option shall be paid upon the exercise thereof. Upon exercise of the Option, the aggregate Exercise Price shall be payable in the manner provided by the applicable Award Agreement, which may include, without limitation payment in the form of: (i) cash equal to such aggregate Exercise Price, (ii) shares of Common Stock owned by the Participant having a Fair Market Value at least equal to such aggregate Exercise Price on the day of exercise or the trading day immediately preceding the date of exercise as determined by the Committee in its reasonable discretion, (iii) any cashless exercise mechanism, or (iv) a combination of any of the above methods which total to such aggregate Exercise Price.

(c) Stockholder Rights. A holder of an Option shall have none of the rights of a stockholder until the shares are issued to him or her; provided that if a Participant exercises an Option and the appropriate purchase price is received by the Company in accordance with this Section 6(c) prior to any dividend record date, such Participant shall be entitled to receive the dividends which would be paid on the shares subject to such exercise if such shares were outstanding on such record date. In no event shall dividends be paid with respect to Options prior to their exercise.

(d) Term of Option; Exercise. The Committee may designate the term of an Option in the Award Agreement, provided that the term shall not exceed ten years. During such term, an Option shall be exercisable at such times and under such conditions as shall be permissible under the terms of this Plan and of the Award Agreement.

(e) Limitations Applicable to Incentive Stock Options. It is intended that Incentive Stock Options shall conform to the requirements of Sections 422 and 424 of the Code. To the extent that the aggregate Fair Market Value of the Common Stock, with respect to which Incentive Stock Options granted under this or any other Plan of the Company are exercisable for the first time by a Participant during any calendar year exceeds $100,000, or such other amount as may be permitted under the Code, such excess shall be considered Non-Qualified Stock Options. Notwithstanding anything in the Plan to the contrary, any Incentive Stock Option awarded to any Participant who, at the time of the Award, is the owner, directly or indirectly, of stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Subsidiary, shall (i) have a term not exceeding five years from the date of grant, and (ii) shall have an Exercise Price per share of not less than 110% of the Fair Market Value of the Common Stock on the date the Incentive Stock Option is granted.

(f) Automatic Exercise at End of Term. An Award Agreement may provide that, if on the last day of the term of an Option the Fair Market Value of one share exceeds the Exercise Price, the Participant has not exercised the Option and the Option has not expired, the Option shall be deemed to have been exercised by the Participant on such day with the payment made by withholding shares otherwise issuable in connection with the exercise of the Option. In such event, the Company shall deliver to the Participant the number of shares for which the Option was deemed exercised, less the number of shares required to be withheld for the payment of the total purchase price and required withholding taxes; provided, however, any fractional share shall be settled in cash.

7. GRANTS OF STOCK APPRECIATION RIGHTS. The Committee is hereby authorized to grant Awards of Stock Appreciation Rights to Eligible Individuals. The terms and conditions of each Stock Appreciation Right shall be set forth in an Award Agreement between the Company and the Participant on such terms and conditions as may be deemed advisable by the Committee in its discretion, but not inconsistent with the following:

(a) Exercise Price. The Exercise Price of a Stock Appreciation Right shall be not less than 100% of the Fair Market Value of the Company’s Common Stock on the date the Stock Appreciation Right is granted.

(b) Term; Exercise. The Committee may designate the term of a Stock Appreciation Right in the Award Agreement, provided that the term shall not exceed ten years. During such term, a Stock Appreciation Right shall be exercisable at such times and under such conditions as shall be permissible under the terms of this Plan and of the Award Agreement. Upon the exercise of a Stock Appreciation Right, the Participant shall have the right to receive the excess of (i) the Fair Market Value of one share on the date of exercise over (ii) the Exercise Price of the Stock Appreciation Right.

(c) Tandem Awards. Stock Appreciation Rights may be awarded on a stand-alone basis or in tandem with an Option. Notwithstanding any other provision of this Plan, any Stock Appreciation Right awarded in tandem with an Option:

(i)	shall entitle the Participant to exercise all or a portion of the Stock Appreciation Right in lieu of all or a portion of the Option,

(ii)	shall vest and expire on the same dates as the underlying Option and shall utilize the same Exercise Price as the underlying Option, and

(iii)

may be exercised only to the extent that the related Option has not been exercised. The exercise of Stock Appreciation Rights granted in tandem with an Option shall result in a pro rata surrender of the related Option to the extent that the Stock Appreciation Rights have been exercised.

(d) Settlement of Stock Appreciation Right. Stock Appreciation Rights will be settled in fully vested shares of Stock or in cash, as specified in the Award Agreement.

(e) Automatic Exercise at End of Term. An Award Agreement may provide that, if on the last day of the term of a Stock Appreciation Right the Fair Market Value of one share exceeds the Exercise Price, the Participant has not exercised the Stock Appreciation Right and the Stock Appreciation Right has not expired, the Stock Appreciation Right shall be deemed to have been exercised by the Participant on such day. In such event, the Company shall make payment to the Participant in accordance with this Section, reduced by the number of shares (or cash) required for withholding taxes; provided, however, any fractional share shall be settled in cash.

8. RESTRICTED STOCK AND RESTRICTED STOCK UNITS. The Committee is hereby authorized to grant Awards of Restricted Stock and Restricted Stock Units to Eligible Individuals. The terms and conditions of each Award of Restricted Stock or Restricted Stock Units shall be set forth in an Award Agreement between the Company and the Participant on such terms and conditions as may be deemed advisable by the Committee in its discretion, but not inconsistent with the following:

(a) Restriction Period. The Committee shall determine the events or conditions necessary for the lapse of restrictions applicable to the award of Restricted Stock or Restricted Stock Units, which may include, among other things, requirements of continuous service for a specified term or the attainment of specific performance standards or goals, which restrictions may differ among Participants. Upon the lapse of the restriction period and the attainment of any other vesting criteria established by the Committee, with respect to any outstanding Restricted Stock Units, the Company shall deliver to the Participant one share of Common Stock

(or cash in lieu of delivering shares, as the case may be) for each such outstanding and vested Restricted Stock Unit; provided, however, that the Committee may elect to defer the delivery of Common Stock beyond the expiration of the restricted period only (i) with written permission of the participant, and (ii) if such extension would not cause adverse tax consequences under Section 409A of the Code. Award Agreements for Restricted Stock and Restricted Stock Units shall provide for forfeiture of Common Stock covered thereby to the extent the Restricted Stock or Restricted Stock Units do not vest during the restricted period specified in the Award Agreement, except as the Committee may otherwise determine in the Award Agreement.

(b) Stockholder Rights. Except to the extent restricted under the Award Agreement relating to the Restricted Stock, a Participant receiving Restricted Stock shall have all the rights of a stockholder with respect to such Restricted Stock, including the right to receive dividends and vote shares of Restricted Stock upon the expiration of the applicable restriction period. Until Common Stock is issued to the Participant in settlement of Restricted Stock Units, the Participant shall not have any rights of a stockholder with respect to the Restricted Stock Units or the shares issuable thereunder. The Committee may determine in the applicable Award Agreement whether and to what extent the recipient of Restricted Stock Units has the rights of a stockholder of the Company including, but not limited to, whether the Participant receiving the Award has the right to vote the shares or to receive dividends or dividend equivalents upon the expiration of the applicable restriction period. No dividends or dividend equivalents may be paid to a Participant with respect to an Award unless and until the date the Participant vests in such Award, and dividends or dividend equivalents relating to unvested Awards may accrue and be paid to the Participant at the time of vesting of the underlying Award (or such later date of payment of the Award) and shall be forfeited to the extent the underlying Award is forfeited.

9. OTHER AWARDS. The Committee may, in its sole discretion, grant Awards of Common Stock, including fully vested Common Stock, and other Awards that are valued in whole or in part by reference to the Fair Market Value of Common Stock. These Awards shall collectively be referred to herein as Other Awards. Other Awards shall be in such form, and dependent on such conditions, as the Committee shall determine, including, but not limited to, the right to receive fully vested shares. Subject to the other terms of the Plan, Other Awards may be granted to such Eligible Individuals in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Committee and set forth in an Award Agreement.

10. ADJUSTMENT IN THE EVENT OF CHANGE IN STOCK. Subject to Section 11, if there is any change in the number or kind of shares of Company Stock outstanding (a) by reason of a stock dividend, spinoff, recapitalization, stock split, or combination or exchange of shares; (b) by reason of a merger, reorganization, or consolidation; (c) by reason of a reclassification or change in par value; or (d) by reason of any other extraordinary or unusual event affecting the outstanding Company Stock as a class without the Company’s receipt of consideration, or if the value of outstanding shares of Company Stock is substantially reduced as a result of a spinoff or the Company’s payment of an extraordinary dividend or distribution, the maximum number of shares of Company Stock available for Awards, the number of shares covered by outstanding Awards, the kind of shares issued under the Plan, and the price per share of such Awards shall be adjusted by the Board to reflect any increase or decrease in the number of, or change in the kind or value of, issued shares of Company Stock to preclude the enlargement or dilution of rights and benefits under such Awards; provided, however, that any fractional shares resulting from such adjustment shall be eliminated. Any adjustments determined by the Board shall be final, binding, and conclusive.

11. EFFECT OF A CHANGE OF CONTROL. Except to the extent reflected in a particular Award Agreement, in the event of a Change of Control:

(a) Assumption of Awards. Upon a Change of Control where the Company is not the surviving corporation (or survives only as a subsidiary of another corporation), unless the Committee determines otherwise, all outstanding Awards shall be assumed by, or replaced with comparable Awards by, the surviving corporation (or a parent or subsidiary of the surviving corporation).

(b) Termination of Awards. Upon a Change of Control where the Company is not the surviving corporation (or survives only as a subsidiary of another corporation), in the event the surviving corporation (or a parent or subsidiary of the surviving corporation) does not assume or replace the Awards with comparable Awards, (i) the Company shall provide each Participant with outstanding Awards written notice of such Change of Control, (ii) all Options and Stock Appreciation Rights shall become immediately exercisable with respect to 100% of the shares or rights subject thereto, (iii) the Restricted Stock that is subject to time-based vesting and not subject to achievement of performance goals shall become fully vested and all restrictions shall expire immediately, (iv) the Restricted Stock that is subject to achievement of performance goals and not subject to time-based vesting shall, unless the Award Agreement provides for vesting or earning in a greater amount upon the occurrence of a Change of Control, become vested, free of restrictions, in such amounts as determined by the Committee as if the applicable performance goals for the unexpired performance period had been achieved at least at the target level set forth in the applicable Award Agreement and the corresponding number of shares of Restricted Stock shall vest, (v) the Restricted Stock Units that are subject to time-based vesting and not subject to achievement of performance goals shall become fully vested and the shares of Common Stock subject to such Restricted Stock Units shall be delivered as promptly as practicable, subject to any limitations imposed thereon by Section 409A of the Code, and (vi) the Restricted Stock Units that are subject to achievement of performance goals and not subject to time-based vesting shall, unless the Award Agreement provides for vesting or earning in a greater amount upon the occurrence of a Change of Control, become vested and earned in such amounts as determined by the Committee as if the applicable performance goals for the unexpired performance period had been achieved at least at the target level set forth in the applicable Award Agreement and the corresponding number of shares of Common Stock subject to such Restricted Stock Units shall be delivered as promptly as practicable, subject to any limitations imposed thereon by Section 409A of the Code.

(c) Other Alternatives. Notwithstanding the foregoing, in the event of a Change of Control, the Committee may, in its discretion, cancel any outstanding Options, Stock Appreciation Rights or Restricted Stock Awards and pay to the holders thereof, in cash, the value of such Awards based upon the highest price per share of Common Stock received or to be received by other stockholders of the Company in connection with the Change of Control.

(d) Terminations in Connection with a Change in Control. Notwithstanding any provision in this Plan or an Award Agreement to the contrary, in the event of a Termination without Cause that occurs in the twenty-four (24)-month period following a Change in Control, such terminated Participant’s unvested Awards shall become fully vested immediately upon such Termination without Cause.

12. RESTRICTIONS ON TRANSFER.

(a) Each Award shall be exercisable only by such Participant to whom such Award was granted during the Participant’s lifetime, or, if permissible under applicable law, by the Participant’s legal guardian or representative. No Award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant (unless such transfer is specifically required pursuant to a domestic relations order or by applicable law) other than by will or by the laws of descent and distribution and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company; provided, that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.

(b) Notwithstanding the foregoing, the Committee may, in its sole discretion, permit Awards (other than Incentive Stock Options) to be transferred by a Participant, without consideration, subject to such rules as the Committee may adopt consistent with any applicable Award Agreement to preserve the purposes of the Plan, to (i) any person who is a “family member” of the Participant, as such term is used in the instructions to Form S-8 under the Securities Act or any successor form of registration statement promulgated by the Securities and Exchange Commission (collectively, the “Immediate Family Members”); (ii) a trust solely for the benefit of the Participant and the Participant’s Immediate Family Members; (iii) a partnership or limited liability company whose only partners or stockholders are the Participant and the Participant’s Immediate Family Members; or

(iv) a beneficiary to whom donations are eligible to be treated as “charitable contributions” for federal income tax purposes (each transferee described in clauses (i), (ii), (iii) and (iv) above is hereinafter referred to as a “Permitted Transferee”); provided, that the Participant gives the Committee advance written notice describing the terms and conditions of the proposed transfer and the Committee notifies the Participant in writing that such a transfer would comply with the requirements of the Plan.

(c) The terms of any Award transferred in accordance with clause (b) above shall apply to the Permitted Transferee and any reference in the Plan, or in any applicable Award Agreement, to a Participant shall be deemed to refer to the Permitted Transferee, except that (i) Permitted Transferees shall not be entitled to transfer any Award, other than by will or the laws of descent and distribution; (ii) Permitted Transferees shall not be entitled to exercise any transferred Option unless there shall be in effect a registration statement on an appropriate form covering the shares of Common Stock to be acquired pursuant to the exercise of such Option if the Committee determines, consistent with any applicable Award Agreement, that such a registration statement is necessary or appropriate; (iii) neither the Committee nor the Company shall be required to provide any notice to a Permitted Transferee, whether or not such notice is or would otherwise have been required to be given to the Participant under the Plan or otherwise; and (iv) the consequences of a Participant’s Termination under the terms of the Plan and the applicable Award Agreement shall continue to be applied with respect to the Participant, including, without limitation, that an Option shall be exercisable by the Permitted Transferee only to the extent, and for the periods, specified in the Plan and the applicable Award Agreement.

13. AMENDMENT AND DISCONTINUANCE.

(a) The Board may from time to time amend or revise the terms of the Plan, or may discontinue the Plan at any time as permitted by law, provided, however, that such amendment shall not (except as provided in Section 10), without further approval of the stockholders, (i) increase the aggregate number of shares with respect to which awards may be made under the Plan, (ii) change the manner of determining the Exercise Price (other than determining the Fair Market Value of the Common Stock to conform with applicable provisions of the Code or regulations and interpretations thereunder), (iii) extend the term of the Plan or the maximum period during which any Option may be exercised, or (iv) make any other change which, in the absence of stockholder approval, would cause awards granted under the Plan which are then outstanding, or which may be granted in the future.

(b) No amendments, revision or discontinuance of the Plan shall, without the consent of a Participant, in any manner adversely affect his or her rights under any Award theretofore granted under the Plan.

(c) Notwithstanding anything herein to the contrary, the Company shall not, without stockholder approval, reduce the Exercise Price of any Option or Stock Appreciation Right and shall not exchange any Option or Stock Appreciation Right for a new Award with a lower (or no) Exercise Price or for cash.

14. EFFECTIVE DATE AND DURATION. The Plan was adopted by the Board and became effective on March 21, 2024, and remains subject to approval by stockholders. No Award may be granted under the Plan after March 21, 2034.

15. TAX WITHHOLDING. Notwithstanding any other provision of the Plan, the Company or its Subsidiaries, as appropriate, shall have the right to deduct from all Awards under the Plan cash and/or stock, with a Fair Market Value in the amount of all federal, state or local withholding taxes (up to the maximum permissible statutory tax rate for the applicable tax jurisdiction, to the extent consistent with applicable law) with respect to such Awards. In the case of Awards paid in Common Stock, the Participant or Permitted Transferee may be required to pay to the Company or a Subsidiary thereof, as appropriate, the amount of any such taxes which the Company or Subsidiary is required to withhold, if any, with respect to such stock. Subject in particular cases to the disapproval of the Committee, the Company may accept shares of the Company’s Common Stock of equivalent Fair Market Value in payment of such withholding tax obligations if the Participant elects to make payment in such manner.

16. GOVERNING LAW. The Plan shall be governed by and construed in accordance with the internal laws of the State of Delaware applicable to contracts made and performed wholly within the State of Delaware, without giving effect to the conflict of laws provisions thereof. EACH PARTICIPANT WHO ACCEPTS AN AWARD IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY SUIT, ACTION, OR OTHER PROCEEDING INSTITUTED BY OR AGAINST SUCH PARTICIPANT IN RESPECT OF THE PARTICIPANT’S RIGHTS OR OBLIGATIONS HEREUNDER.

17. GOVERNMENT AND OTHER REGULATIONS.

(a) The obligation of the Company to settle Awards in shares of Common Stock or other consideration shall be subject to all applicable law. Notwithstanding any terms or conditions of any Award to the contrary, the Company shall be under no obligation to offer to sell or to sell, and shall be prohibited from offering to sell or selling, any shares of Common Stock pursuant to an Award unless such shares have been properly registered for sale pursuant to the Securities Act with the Securities and Exchange Commission or unless the Company has received an opinion of counsel (if the Company has requested such an opinion), satisfactory to the Company, that such shares may be offered or sold without such registration pursuant to an available exemption therefrom and the terms and conditions of such exemption have been fully complied with. The Company shall be under no obligation to register for sale under the Securities Act any of the shares of Common Stock to be offered or sold under the Plan. The Committee shall have the authority to provide that all shares of Common Stock or other securities of the Company issued under the Plan shall be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the Plan, the applicable Award Agreement and applicable law, and, without limiting the generality of Section 8 of the Plan, the Committee may cause a legend or legends to be put on certificates representing shares of Common Stock or other securities of the Company issued under the Plan to make appropriate reference to such restrictions or may cause such Common Stock or other securities of the Company issued under the Plan in book-entry form to be held subject to the Company’s instructions or subject to appropriate stop-transfer orders. Notwithstanding any provision in the Plan to the contrary, the Committee reserves the right to add, at any time, any additional terms or provisions to any Award granted under the Plan that the Committee, in its sole discretion, deems necessary or advisable in order that such Award complies with the legal requirements of any governmental entity to whose jurisdiction the Award is subject.

(b) The Committee may cancel an Award or any portion thereof if it determines, in its sole discretion, that legal or contractual restrictions and/or blockage and/or other market considerations would make the Company’s acquisition of shares of Common Stock from the public markets, the Company’s issuance of Common Stock to the Participant, the Participant’s acquisition of Common Stock from the Company and/or the Participant’s sale of Common Stock to the public markets, illegal, impracticable or inadvisable. If the Committee determines to cancel all or any portion of an Award in accordance with the foregoing, the Company shall, subject to any limitations or reductions as may be necessary to comply with Section 409A of the Code, (i) pay to the Participant an amount equal to the excess of (A) the aggregate Fair Market Value of the shares of Common Stock subject to such Award or portion thereof canceled (determined as of the applicable exercise date, or the date that the shares would have been vested or issued, as applicable); over (B) the aggregate Exercise Price or any amount payable as a condition of issuance of shares of Common Stock (in the case of any other Award). Such amount shall be delivered to the Participant as soon as practicable following the cancellation of such Award or portion thereof, or (ii) in the case of Restricted Stock, Restricted Stock Units or Other Awards, provide the Participant with a cash payment or equity subject to deferred vesting and delivery consistent with the vesting restrictions applicable to such Restricted Stock, Restricted Stock Units or Other Awards, or the underlying shares in respect thereof.

18. NO CLAIM TO AWARDS; NO RIGHTS TO CONTINUED EMPLOYMENT; WAIVER. No employee of the Company or its Subsidiaries, or other Person, shall have any claim or right to be granted an Award under the Plan or, having been selected for the grant of an Award, to be selected for a grant of any other Award. There is no obligation for uniformity of treatment of Participants or holders or beneficiaries of Awards.

The terms and conditions of Awards and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each Participant and may be made selectively among Participants, whether or not such Participants are similarly situated. Neither the Plan nor any action taken hereunder shall be construed as giving any Participant any right to be retained in the employ or service of any member of the Company Group, nor shall it be construed as giving any Participant any rights to continued service on the Board. The applicable member of the Company Group may at any time dismiss a Participant from employment or discontinue any consulting relationship, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or any Award Agreement. By accepting an Award under the Plan, a Participant shall thereby be deemed to have waived any claim to continued exercise or vesting of an Award or to damages or severance entitlement related to non-continuation of the Award beyond the period provided under the Plan or any Award Agreement, except to the extent of any provision to the contrary in any written employment contract or other agreement between any member of the Company Group and the Participant, whether any such agreement is executed before, on or after the date of grant.

19. INTERNATIONAL PARTICIPANTS. With respect to Participants who reside or work outside of the United States of America, the Committee may, in its sole discretion, amend the terms of the Plan and create or amend Sub-Plans or amend outstanding Awards with respect to such Participants in order to permit or facilitate participation in the Plan by such Participants, conform such terms with the requirements of applicable law or to obtain more favorable tax or other treatment for a Participant or the applicable member of the Company Group.

20. TERMINATION. Except as otherwise provided in an Award Agreement, unless determined otherwise by the Committee at any point following such event: (a) neither a temporary absence from employment or service due to illness, vacation or leave of absence (including, without limitation, a call to active duty for military service through a Reserve or National Guard unit) nor a transfer from employment or service with one member of the Company Group to employment or service with another member of the Company Group (or vice-versa) shall be considered a Termination; and (b) if a Participant undergoes a Termination, but such Participant continues to provide services to any member of the Company Group in a non-employee capacity, such change in status shall not be considered a Termination for purposes of the Plan. Further, unless otherwise determined by the Committee, in the event that any member of the Company Group ceases to be a member of the Company Group (by reason of sale, divestiture, spin-off or other similar transaction), unless a Participant’s employment or service is transferred to another entity that would constitute a member of the Company Group immediately following such transaction, such Participant shall be deemed to have suffered a Termination hereunder as of the date of the consummation of such transaction.

21. SEVERABILITY. If any provision of the Plan or any Award or Award Agreement is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be construed or deemed stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

22. SUCCESSORS. The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to substantially all of the assets and business of the Company.

23. CLAWBACK/REPAYMENT. All Awards shall be subject to reduction, cancellation, forfeiture or recoupment to the extent necessary to comply with (a) any clawback, forfeiture or other similar policy adopted by the Board or the Committee and as in effect from time to time; and (b) applicable law.

24. SECTION 409A OF THE CODE.

(a) Notwithstanding any provision of the Plan to the contrary, it is intended that the provisions of the Plan comply with Section 409A of the Code, and all provisions of the Plan shall be construed and interpreted in a manner consistent with the requirements for avoiding taxes or penalties under Section 409A of the Code. Each Participant is solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on or in respect of such Participant in connection with the Plan (including any taxes and penalties under Section 409A of the Code), and neither the Company nor any member of the Company Group shall have any obligation to indemnify or otherwise hold such Participant (or any beneficiary) harmless from any or all of such taxes or penalties. With respect to any Award that is considered “deferred compensation” subject to Section 409A of the Code, references in the Plan to “termination of employment” (and substantially similar phrases) shall mean “separation from service” within the meaning of Section 409A of the Code. For purposes of Section 409A of the Code, each of the payments that may be made in respect of any Award granted under the Plan is designated as separate payments.

(b) Notwithstanding anything in the Plan to the contrary, if a Participant is a “specified employee” within the meaning of Section 409A(a)(2)(B)(i) of the Code, no payments in respect of any Awards that are “deferred compensation” subject to Section 409A of the Code and which would otherwise be payable upon the Participant’s “separation from service” (as defined in Section 409A of the Code) shall be made to such Participant prior to the date that is six months after the date of such Participant’s “separation from service” or, if earlier, the date of the Participant’s death. Following any applicable six month delay, all such delayed payments will be paid in a single lump sum on the earliest date permitted under Section 409A of the Code that is also a business day.

(c) Unless otherwise provided by the Committee in an Award Agreement or otherwise, in the event that the timing of payments in respect of any Award (that would otherwise be considered “deferred compensation” subject to Section 409A of the Code) would be accelerated upon the occurrence of (i) a Change in Control, no such acceleration shall be permitted unless the event giving rise to the Change in Control satisfies the definition of a change in the ownership or effective control of a corporation, or a change in the ownership of a substantial portion of the assets of a corporation pursuant to Section 409A of the Code; or (ii) a disability, no such acceleration shall be permitted unless the disability also satisfies the definition of “disability” pursuant to Section 409A of the Code.

SAVARA INC.

ATTN: CORPORATE SECRETARY

ONE SUMMIT SQUARE

1717 LANGHORNE NEWTOWN RD., SUITE 300

LANGHORNE, PA 19047

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Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 06/03/2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/SVRA2026

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 06/03/2026. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following:
1. To elect six directors to hold office until the next Annual Meeting of Stockholders.

Nominees
		For	Against	Abstain			For	Against	Abstain

1a. Matthew Pauls		☐	☐	☐	3. To approve the amendment of the Savara Inc. 2024 Omnibus Incentive Plan to increase the number of shares of common stock authorized for issuance thereunder by 18,900,000.		☐	☐	☐
1b. Nevan Elam		☐	☐	☐
1c. Richard J. Hawkins		☐	☐	☐	4. To ratify the appointment of RSM US LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026.		☐	☐	☐
1d. Joseph S. McCracken		☐	☐	☐
1e. David A. Ramsay		☐	☐	☐	5. To approve, on an advisory basis, the compensation of our named executives. NOTE: Such other business as may properly come before the meeting or any adjournment thereof.		☐	☐	☐
1f. An van Es-Johansson		☐	☐	☐
The Board of Directors recommends you vote FOR proposals 2, 3, 4 and 5.		For	Against	Abstain
2. To approve an amendment to our Certificate of Incorporation to increase the number of authorized shares of our common stock from 300,000,000 to 600,000,000.		☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date				Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Form 10-K and Notice and Proxy Statement are available at www.proxyvote.com

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SAVARA INC.

This proxy is solicited by the Board of Directors

for use at the

Annual Meeting of Stockholders to be held on June 4, 2026 at 3:00 PM

The stockholder(s) hereby appoint(s) Matthew Pauls and David Lowrance, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of SAVARA INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 3:00 PM, EDT on June 4, 2026, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Continued and to be signed on reverse side